--------------------------------------------------------------------------------

                             RESTRUCTURING AGREEMENT

                                  by and among

                     UNITED PAN-EUROPE COMMUNICATIONS N.V.,

                                 NEW UPC, INC.,

                             UNITEDGLOBALCOM, INC.,

                               UGC HOLDINGS, INC.,

                              UNITED EUROPE, INC.,

                              UNITED UPC BONDS, LLC

                                       and

                   THE NOTEHOLDERS SET FORTH ON ANNEX A HERETO

                         DATED AS OF SEPTEMBER 30, 2002




--------------------------------------------------------------------------------

ARTICLE I  DEFINITIONS; CROSS-REFERENCES; INTERPRETATION.......................4

   Section 1.1  Definitions....................................................4

   Section 1.2  Cross-references...............................................7

   Section 1.3  Interpretation.................................................9


ARTICLE II  RESTRUCTURING......................................................9

   Section 2.1  General Structure..............................................9

   Section 2.2  Treatment of UPC Notes........................................13

   Section 2.3  Treatment of UPC Preference Shares A..........................14

   Section 2.4  Treatment of Belmarken Notes..................................14

   Section 2.5  Critical Vendors..............................................16

   Section 2.6  Other Creditors...............................................16

   Section 2.7  Administrative and Other Priority Claims......................17

   Section 2.8  Treatment of Outstanding Rights, Options and Warrants.........17

   Section 2.9  Management Incentive Plan.....................................18

   Section 2.10  Extraordinary General Meeting................................18


ARTICLE III  SHAREHOLDERS MEETING; DISCLOSURE STATEMENT; PLAN; AKKOORD........18

   Section 3.1  Shareholders' Meeting.........................................18

   Section 3.2  Prospectus....................................................19

   Section 3.3  Disclosure Statement..........................................19


ARTICLE IV  MINORITY RIGHTS; BOARD COMPOSITION................................21

   Section 4.1  Pre-emptive Rights............................................21

   Section 4.2  Board Composition.............................................21

   Section 4.3  Affiliate Party Transactions..................................22


ARTICLE V  VOTING PROVISIONS..................................................26

   Section 5.1  Voting in the Shareholders Meeting............................26

   Section 5.2  Voting Prior to the Effective Filing Date.....................26

   Section 5.3  Voting After the Filing Date..................................27

   Section 5.4  Direction of Trustees.........................................28

   Section 5.5  Acknowledgement...............................................28

ARTICLE VI  EFFECTIVE DATE EQUITY INVESTMENT..................................28

   Section 6.1  New UPC Equity Purchase Rights................................28

   Section 6.2  UGC Subscription Commitment...................................29


ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF UPC............................29

   Section 7.1  Organization..................................................29

   Section 7.2  Capitalization................................................29

   Section 7.3  Authorization; Validity of Agreement; Corporate Action........30

   Section 7.4  Consents and Approvals; No Violations.........................30

   Section 7.5  SEC Reports and Financial Statements..........................31

   Section 7.6  Brokers.......................................................31

   Section 7.7  Voting Requirements...........................................31


ARTICLE VIII  REPRESENTATIONS AND WARRANTIES OF UGC, UGC HOLDINGS,
              NEW UPC AND UUB.................................................32

   Section 8.1  Organization..................................................32

   Section 8.2  Authorization; Validity of Agreement; Corporate Action........32

   Section 8.3  Consents and Approvals; No Violations.........................33

   Section 8.4  Ownership of Securities.......................................33

   Section 8.5  Certain Securities Law Matters................................33

   Section 8.6  Brokers.......................................................34


ARTICLE IX  REPRESENTATIONS AND WARRANTIES OF PARTICIPATING NOTEHOLDERS.......34

   Section 9.1  Organization..................................................34

   Section 9.2  Authorization; Validity of Agreement; Noteholder Action.......34

   Section 9.3  Consents and Approvals; No Violations.........................35

   Section 9.4  Ownership of Securities.......................................35

   Section 9.5  Certain Securities Law Matters................................35

   Section 9.6  Brokers.......................................................36


ARTICLE X  CERTAIN COVENANTS..................................................37

   Section 10.1  Commercially Reasonable Efforts..............................37

   Section 10.2  Notification of Certain Matters..............................37

   Section 10.3  Tax Ruling...................................................38

   Section 10.4  Forbearance..................................................38

   Section 10.5  Restrictions on Transfer.....................................38

   Section 10.6  Further Acquisition of Claims or Interests...................39

   Section 10.7  Impact of Appointment of Creditors' Committee................39

   Section 10.8  Releases and Exculpation.....................................39

   Section 10.9  Advisors.....................................................41


ARTICLE XI  TERMINATION AND ABANDONMENT.......................................42

   Section 11.1  Termination..................................................42

   Section 11.2  Effect of Termination........................................44


ARTICLE XII  MISCELLANEOUS....................................................44

   Section 12.1  Nonsurvival of Representations and Warranties................44

   Section 12.2  Notices......................................................44

   Section 12.3  Entire Agreement.............................................46

   Section 12.4  No Third-Party Beneficiaries.................................46

   Section 12.5  Amendment....................................................46

   Section 12.6  Assignment...................................................46

   Section 12.7  Counterparts.................................................46

   Section 12.8  Severability.................................................46

   Section 12.9  Governing Law................................................46

   Section 12.10  Submission to Jurisdiction..................................47

   Section 12.11  Remedies....................................................47

   Section 12.12  Waiver of Jury Trial........................................48

   Section 12.13  Consideration...............................................48

   Section 12.14  Acknowledgment of Risks.....................................48

Annex A - Participating Noteholders                                        A-1
Annex B - UPC Notes Owned by the UGC Group                                 B-1
Annex C - UPC Notes Owned by UPC                                           C-1
Annex D - Post-Restructuring Equity Capitalization of New UPC              D-1
Annex E - Material Litigation Claims Against UPC                           E-1
Annex F - Outstanding Material Rights, Options and Warrants to
          Acquire UPC Ordinary Shares A                                    F-1
Annex G - Capitalization of UPC                                            G-1
Annex H - UGC Group Claims and Interests                                   H-1

                             RESTRUCTURING AGREEMENT
                             -----------------------


     THIS RESTRUCTURING AGREEMENT (this "Agreement"), dated as of September 30, 2002, by and among United Pan-Europe Communications N.V., a corporation organized under the laws of The Netherlands ("UPC"), New UPC, Inc., a corporation organized under the laws of the state of Delaware ("New UPC"), UnitedGlobalCom, Inc., a corporation organized under the laws of the State of Delaware ("UGC" and, together with its Subsidiaries, other than New UPC and UPC and its Subsidiaries, the "UGC Group"), UGC Holdings, Inc., a corporation organized under the laws of the State of Delaware and a wholly owned Subsidiary of UGC ("UGC Holdings"), United Europe, Inc., a corporation organized under the laws of the State of Delaware and a wholly owned indirect Subsidiary of UGC ("United Europe"), United UPC Bonds, LLC, a limited liability company organized under the laws of the State of Delaware and a wholly owned subsidiary of UGC ("UUB"), and the holders of UPC Notes (as defined below) set forth on Annex A attached hereto (each such holder a "Participating Noteholder" and, collectively, the "Participating Noteholders").

                                    RECITALS:
                                    --------

     This Restructuring Agreement is based on the following:

     A. Members of the UGC Group are the beneficial owners of (i) all of the outstanding 6% Guaranteed Notes due 2007 (the "Belmarken Notes") of UPC and Belmarken Holding B.V., a company with limited liability organized under the laws of The Netherlands ("Belmarken"), as co-obligors and UPC Internet Holding B.V. as guarantor, (ii) the UGC Owned Notes (as defined below), (iii) 2,500 shares of the Series 1 Convertible Preference Shares A ("UPC Preference Shares A"), par value (euro)1.00 of UPC, (iv) 300 Priority Shares of UPC, par value
(euro)1.00 ("UPC Priority Shares"), and (v) 235,452,209 ordinary shares A of UPC, par value (euro)1.00 ("UPC Ordinary Shares A"); and

     B. The Participating Noteholders are the beneficial owners of that aggregate principal amount of each outstanding series of UPC Notes as is set forth on Schedule 1 to the Disclosure Schedule; and

     C. The parties to this Agreement have determined that it is in the best interests of UPC, UPC's Affiliates, and UPC's stakeholders to effect a restructuring of the capital structure of UPC (the "Restructuring") and to establish New UPC as a United States holding company for the UPC Group in order to (i) facilitate the raising of additional capital, (ii) simplify the governance structure of UPC, (iii) facilitate future rationalization of the operations of New UPC and UPC, (iv) reduce the debt obligations of UPC and (v) permit UPC to take advantage of the strategic opportunities available to it; and

     D. If a restructuring of UPC is not implemented as contemplated in this Agreement, the continuity of UPC would be in jeopardy; and

     E. Certain of the Participating Noteholders have formed an informal committee (the "Committee") of the holders of the UPC Notes and have engaged in good faith negotiations with UGC and UPC with the objective of reaching an agreement regarding the terms of the Restructuring; and

     F. In conformity with the terms and conditions of this Agreement, New UPC will issue shares of New UPC Common Stock, par value $0.01 per share ("New UPC Common Stock"), in conformity with the applicable securities laws of The Netherlands and the United States, for substantially all of the outstanding claims of unsecured creditors of UPC, other than the claims of Critical Vendors who are treated as "ransom suppliers" as set forth herein; and

     G. In furtherance of the implementation of the Restructuring, UPC shall, subject to the terms and conditions of this Agreement, (a) file (i) a voluntary case (the "Chapter 11 Case") under Chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "US Bankruptcy Code") in a United States Bankruptcy Court (the "US Bankruptcy Court") on or as soon as reasonably practicable after the date of this Agreement, (ii) a plan of reorganization (the "Plan") consistent in all material respects with this Agreement (as in effect on the date hereof with such amendments and changes as are agreed to in accordance with the terms thereof), on or as soon as reasonably practicable after the date of the filing of the Chapter 11 Case, and (iii) an accompanying disclosure statement (the "Disclosure Statement") consistent with the terms set forth in this Agreement, the requirements of the US Bankruptcy Code and the requirements of Dutch securities laws and (b) use its reasonable best efforts to have such Disclosure Statement approved and such Plan confirmed by the US Bankruptcy Court as expeditiously as practicable under the US Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the "US Bankruptcy Rules"); and

     H. Following the filing of the Chapter 11 Case, or simultaneously therewith, at a time to be determined by UPC, after consultation with the parties hereto, in furtherance of the implementation of the Restructuring, UPC shall, subject to the terms and conditions of this Agreement, (a) file (i) a voluntary provisional moratorium petition (the "Moratorium Petition") under the Dutch Bankruptcy Code (Faillissementswet) (together with all related rules and regulations, the "Dutch Bankruptcy Code") in the Amsterdam Court (the "Dutch Bankruptcy Court") and (ii) a plan of compulsory composition (the "Akkoord") consistent in all material respects with this Agreement (as in effect on the date hereof with such amendments and changes as are agreed to in accordance with the terms thereof), on or as soon as reasonably practicable after the date of the filing of the Moratorium Petition and (b) use its reasonable best efforts to have such Akkoord voted upon by the creditors of UPC and ratified by the Dutch Bankruptcy Court as expeditiously as practicable under the Dutch Bankruptcy Code; and

     I. In connection with the Restructuring, the parties hereto have agreed that the Belmarken Notes, the UPC Notes, the UPC Ordinary Shares A, the UPC Priority Shares and the UPC Preference Shares A are intended to be exchanged for shares of New UPC Common Stock on the terms set forth in this Agreement; and

     J. To facilitate the implementation of the Restructuring, including, without limitation, the Plan, each Participating Noteholder is prepared, subject to the terms and conditions of this Agreement, to vote its Restricted Claims in favor of the Plan, as it may be modified in accordance with the terms of this Agreement; and

     K. To facilitate the implementation of the Restructuring, including, without limitation, the Akkoord, each Participating Noteholder is prepared, subject to the terms and conditions of this Agreement, to vote its Restricted Claims in favor of the Akkoord as it may be modified in accordance with the terms of this Agreement; and

     L. In furtherance of the transactions contemplated hereby, each of the parties hereto has agreed to take certain other actions, all as more fully set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                  DEFINITIONS; CROSS-REFERENCES; INTERPRETATION
                  ---------------------------------------------

     Section 1.1 Definitions. For purposes of this Agreement, each of the following terms shall have the respective meaning ascribed thereto.

     "Administrator" shall mean the administrator or administrators (bewindvoerders) appointed by the Dutch Bankruptcy Court to oversee the affairs of UPC during the period it is subject to a moratorium of payments pursuant to the Dutch Bankruptcy Code.

     "Affiliate" shall, with respect to any Person (the "First Person"), mean
(1) any other Person (the "Second Person") having beneficial ownership of 40% or more of the Voting Securities of such First Person and (2) any other Person, 40% or more of whose Voting Securities are owned, controlled or held with power to vote, directly or indirectly, by that Second Person.

     "Belmarken Loan Agreements" shall mean that certain Loan Agreement, dated as of May 25, 2001, among Belmarken and UPC, as Obligors, UPC Internet Holding B.V., as Guarantor, and Liberty-Belmarken, Inc., as Lender, together with all other documentation entered into in connection with the issuance of the Belmarken Notes, as the same may have been amended, supplemented or modified in any respect.

     "beneficial ownership" shall have the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the date hereof), whether or not applicable.

     "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banks located in New York, New York or Amsterdam, The Netherlands shall be authorized or required by law to close.

     "Confirmation Date" shall mean the later to occur of (i) the date on which the Plan is confirmed by the US Bankruptcy Court and (ii) the date on which the Akkoord is adopted and subsequently ratified by the Dutch Bankruptcy Court.

     "control" shall mean with respect to any Person (i) the power, directly or indirectly by contract, proxy or otherwise, to vote or cause to be voted more than 50% of the Voting Securities of such Person or (ii) the power (as general partner, manager, or otherwise) to control the management and affairs of such Person. The words "controlling" and "under common control with" shall have correlative meanings.

     "Disclosure Letter" means that certain disclosure letter to be executed and delivered by the parties hereto simultaneously with the execution and delivery of this Agreement.

     "Disinterested Stockholder" shall mean, at any time of determination, with respect to any proposed Related Party Transaction, a stockholder of New UPC that neither (a) is an Affiliate of New UPC or (b) has a financial interest in the proposed Related Party Transaction that is materially different from New UPC's stockholders generally.

     "Effective Date" shall mean the Business Day that is no more than eleven
(11) Business Days following the date on which all conditions precedent to the consummation of the Plan and the Akkoord have either been satisfied or, to the extent permitted in the Plan and the Akkoord, duly waived and on which such day the Plan and the Akkoord become effective and final.

     "Euronext" shall mean Euronext Amsterdam N.V.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Filing Date" shall mean the date on which the Chapter 11 Case is commenced under US Bankruptcy Law.

     "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis throughout the periods involved.

     "Governmental Entity" shall mean any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority, commission or agency or any non-governmental, self-regulatory authority, commission or agency.

     "Judgment" shall mean any order, writ, injunction, award, judgment, ruling or decree of any Governmental Entity.

     "Law" shall mean any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

     "Lien" shall mean any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal, "tag"- or "drag"- along right, encumbrance, security interest or other similar restriction of any kind or nature whatsoever, but excluding any of the foregoing created or imposed by or pursuant to this Agreement.

     "Majority-in-Interest of the Participating Noteholders" shall mean, with respect to any date of determination, (a) if such date of determination is prior to the Filing Date, Participating Noteholders holding a majority of the claims arising under the UPC Notes held by all of the Participating Noteholders on such date of determination (using for this purpose the prevailing exchange rates in effect on such date of determination), or (b) if such date of determination is on or after the Filing Date, Participating Noteholders holding a majority of the claims arising under the UPC Notes held by all of the Participating Noteholders on such date of determination (using for this purpose, the prevailing exchange rate in effect on the Filing Date).

     "Nasdaq" means the Nasdaq National Market.

     "Other Creditors" shall mean, without duplication, each General Unsecured Creditor and each holder of a Litigation Claim.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

     "Restricted Claims" shall mean, with respect to any Person, any Belmarken Notes, UPC Notes, UPC Voting Securities or other claims against, or interests in, UPC that such Person or its controlled Affiliates now owns or controls, together with any Belmarken Notes, UPC Notes, UPC Voting Securities or other claims against, or interests in, UPC which such Person or its controlled Affiliates may come to own or control between the date hereof and the termination of this Agreement.

     "Restriction" with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract (but excluding the Belmarken Loan Agreements and this Agreement), any Law, license, permit or Judgment that, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (x) any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; (y) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; or (z) any interest in such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

     "SEC" shall mean the United States Securities and Exchange Commission, or any successor agency.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Shareholder Approval" shall mean approval by the shareholders of UPC of all of the Proposals.

     "Subsidiary" with respect to any Person shall mean (i) a corporation, a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such stock is subject to a voting agreement or similar Restriction, controlled by or under common control with the respective Person,
(ii) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (x) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (y) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (iii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of deter-mination thereof, has (x) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar Restriction) or (y) in the absence of such a governing body, a majority ownership interest.

     "UGC Owned Notes" shall mean the UPC Notes set forth on Annex B to this Agreement and any UPC Notes hereafter acquired by the UGC Group.

     "UPC Distribution Credit Facility" shall mean the Senior Secured Credit Facility, dated October 26, 2000, for UPC Distribution Holding B.V. and UPC Financing Partnership, as borrowers, certain subsidiaries of UPC party thereto, as guarantors, TD Bank Europe Limited, as Lead Arranger, Facility Agent, and Security Agent, Toronto Dominion (Texas), Inc., as Facility Agent, Chase Manhattan plc, ABN AMRO Bank N.V., Bank of America International Limited, BNP Paribas, CIBC World Markets plc, Credit Lyonnais, Fortis Bank (Nederland) N.V., and The Royal Bank of Scotland plc, as lead arrangers, and certain banks and financial institutions party thereto, as lenders, as the same may be amended from time to time.

     "UPC Dollar-Denominated Notes" shall mean the following series of outstanding senior notes and senior discount notes of UPC: (i) the $200,000,000 10?% Senior Notes due 2007, (ii) the $800,000,000 10?% Senior Notes due 2009,
(iii) the $735,000,000 12 1/2% Senior Discount Notes due 2009, (iv) the $252,000,000 11 1/4% Senior Notes due 2009, (v) the $478,000,000 13?% Senior
Discount Notes due 2009, (vi) the $600,000,000 11 1/4% Senior Notes due 2010,
(vii) the $300,000,000 11 1/2% Senior Notes due 2010, and (viii) the $1,000,000,000 13 3/4% Senior Discount Notes due 2010.

     "UPC Euro-Denominated Notes" shall mean the following series of outstanding senior notes and senior discount notes of UPC: (i) the (euro)100,000,000 10?% Senior Notes due 2007, (ii) the (euro)300,000,000 10?% Senior Notes due 2009,
(iii) the (euro)101,000,000 11 1/4% Senior Notes due 2009, (iv) the
(euro)191,000,000 13?% Senior Discount Notes due 2009, and (v) the
(euro)200,000,000 11 1/4% Senior Notes due 2010.

     "UPC Notes" shall mean the UPC Dollar-Denominated Notes and the UPC Euro-Denominated Notes, collectively.

     "UPC Voting Securities" shall mean all equity securities of UPC, including, without limitation, all UPC Ordinary Shares A, UPC Priority Shares and UPC Preference Shares A, entitled to vote at a general meeting of the shareholders of UPC.

     "Voting Securities" shall mean, with respect to any Person, any equity interest of such Person having general voting power under ordinary circumstances to participate in the election of a majority of the governing body of such Person (irrespective of whether at the time any other class of equity interest of such Person shall have or might have voting power by reason of the happening of any contingency).

     Section 1.2 Cross-references. For purposes of this Agreement, each of the following terms shall have the meaning ascribed thereto in the respective Section of this Agreement indicated on the table below.

Additional Shares................................2.1
Agreement...................................Preamble
A-FM.............................................3.2
Akkoord.....................................Recitals
Akkoord Option...................................2.1
Base Number of Shares............................2.1
Belmarken...................................Recitals
Belmarken Notes.............................Recitals
Belmarken Notes Consideration....................2.3
Capital Amendment Proposal......................2.12
Chapter 11 Case.............................Recitals
Common Shares UGC Fraction.......................4.4
Committee...................................Recitals
Critical Vendors.................................2.7
Designated Board Members.........................4.2
Disclosure Statement........................Recitals
Dutch Bankruptcy Code.......................Recitals
Dutch Bankruptcy Court......................Recitals
Dutch Exchange Offer Option......................2.1
Employee Options................................2.10
General Unsecured Creditors......................2.8
Implied Purchase Price...........................6.1
Litigation Claim.................................2.8
Maximum Subscription Amount..................... 6.1
Moratorium Petition.........................Recitals
New UPC.....................................Recitals
New UPC Common Stock........................Recitals
New UPC Dutch Exchange Offer.....................2.1
Notes Consideration..............................2.2
Ordinary Shares Consideration....................2.5
Participating Noteholder(s).................Preamble
Plan........................................Recitals
Plan Option 1....................................2.1
Plan Option 2....................................2.1
Preference Shares Consideration..................2.4
Priority Shares Consideration....................2.6
Proposals.......................................2.12
Prospectus.......................................3.2
Related Party Transaction........................4.3
Required UPC Consents............................7.4
Restructuring...............................Recitals
Shareholders Meeting............................2.12
Stockholders Agreement...........................4.4
Subscription Rights..............................4.1
Tag-Along Allotment..............................4.4
Tag-Along Notice.................................4.4

Tag-Along Notice Date............................4.4
Tag-Along Sale...................................4.4
Tag-Along Sale Agreement.........................4.4
Tag-Along Sale Date..............................4.4
Tag-Along Sale Notice............................4.4
Tag-Along Stockholders...........................4.4
UGC.........................................Preamble
UGC Group...................................Preamble
UGC Holdings................................Preamble
United Europe...............................Preamble
UPC.........................................Preamble
UPC Ordinary Shares A.......................Recitals
UPC Preference Shares A.....................Recitals
UPC Priority Shares.........................Recitals
UPC SEC Documents................................7.5
US Bankruptcy Code..........................Recitals
US Bankruptcy Court.........................Recitals
US Bankruptcy Rules.........................Recitals
UUB.........................................Preamble



     Section 1.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Capitalized terms used in this Agreement shall have meanings equally applicable to both the singular and plural forms and masculine, feminine and neuter genders. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                                   ARTICLE II

                                  RESTRUCTURING
                                  -------------


     Section 2.1 General Structure. The Restructuring is intended to be implemented in compliance with applicable laws, including the applicable laws of The Netherlands, the United States of America and Luxembourg. In order to achieve this objective, the Restructuring will consist of several different elements, each of which is an integral aspect of the Restructuring and, as such, are non-severable, and which will provide the holders of claims against, and interests in, UPC with certain options in connection with the satisfaction of their claims and interests. Specifically, the Restructuring shall provide as follows:

          (a) Treatment of Creditors. The following general structure will apply to all creditors of UPC, except as otherwise provided herein:

          (i) US Structure. UPC will commence the Chapter 11 Case in the US Bankruptcy Court and shall file a Plan pursuant to which each holder of UPC Notes and each holder of any other claim against UPC to the extent such claim is in the same class as the UPC Notes will be offered two options, one of which will be to receive a specified number of shares of New UPC Common Stock per $1000 of allowed claim from New UPC ("Plan Option 1"), in exchange for transferring their claims against UPC to New UPC, and the second of which will be to receive a number of shares of New UPC Common Stock per $1000 of allowed claim from UPC ("Plan Option 2") equal to seventy-five percent (75%) of the number of shares of New UPC Common Stock per $1000 of allowed claim from New UPC offered pursuant to Plan Option 1 in final discharge of their rights against UPC.

          (ii) Dutch Structure. UPC will file the Moratorium Petition and commence proceedings with respect thereto, in which it will propose an Akkoord pursuant to which the creditors of UPC will receive a specified number of shares of New UPC Common Stock per $1000 of allowed claim (the "Akkoord Option") in final discharge of their claims against UPC. The number of shares of New UPC Common Stock per $1000 of allowed claim that creditors of UPC will receive pursuant to the Akkoord Option will be identical to the number of shares of New UPC Common Stock that holders of UPC Notes will receive in final discharge of their UPC Notes pursuant to Plan Option 2.

          (iii) New UPC Dutch Exchange Offer. All holders of UPC Notes that are subject to the jurisdiction of the US Bankruptcy Court and each holder of any other claim against UPC to the extent such claim is in the same class as the UPC Notes that is subject to the jurisdiction of the US Bankruptcy Court will receive shares of New UPC Common Stock in exchange for transferring their claims against UPC to New UPC pursuant to Plan Option 1 as set forth in Section 2.1(a)(i). Solely for the purpose of carrying out Plan Option 1 in a manner consistent with Dutch law, to the extent necessary to qualify Plan Option 1 under applicable Dutch securities laws, simultaneously with the proposal of the Akkoord, New UPC will, for purposes of Dutch law and, to the extent permitted under applicable securities laws, solely with respect to individuals and entities who are not U.S. Persons (as defined in Rule 902(k) under the Securities Act), offer to exchange (the "New UPC Dutch Exchange Offer") a specified number of shares of New UPC Common Stock with the creditors of UPC (the "Dutch Exchange Offer Option") in exchange for transferring their claims against UPC to New UPC, as further set forth in this Article II. The number of shares of New UPC Common Stock per $1000 of allowed claim that creditors of UPC will receive pursuant to the New UPC Dutch Exchange Offer in exchange for claims against UPC will be identical to the number of shares of New UPC Common Stock per $1000 of allowed claim that creditors of UPC will receive in exchange for their claims against UPC pursuant to Plan Option 1. The New UPC Dutch Exchange Offer shall require, as a condition to the consummation of the New UPC Dutch Exchange Offer, that all claims tendered in the New UPC Dutch Exchange Offer be voted in favor of the Plan and the Akkoord and that the holders of such claims shall deliver irrevocable proxies or voting instructions and related powers of attorney (with powers of substitution) in connection with their tender. Subject to Section 2.1(f), the New UPC Dutch Exchange Offer shall also include such other terms and conditions as UPC, UGC and the Committee shall agree. The New UPC Dutch Exchange Offer will not close, nor will tenders be accepted, until the Effective Date.

          (iv) Treatment of UPC Owned Notes. All of the UPC Notes owned by UPC as a result of the settlement and termination of (i) the swaps transactions documented by the ISDA Master Agreement, dated as of April 29, 1998, between The Toronto Dominion Bank, London Branch and UPC, and the related schedules, annexes and confirmations, as the same shall have been amended from time to time on the terms contemplated therein and (ii) the swaps transactions documented by the ISDA Master Agreement, dated as of May 4, 2000, between The Chase Manhattan Bank and UPC, and the related schedules, annexes and confirmations, as the same shall have been amended from time to time on the terms contemplated therein, in each case, which are set forth on Annex C, shall be deemed to be cancelled and not outstanding and UPC shall not be entitled to receive any consideration on account thereof.

          (b) Treatment of UPC Preference Shares A; UPC Ordinary Shares A and UPC Priority Shares.


          (i) US Structure. The Plan will provide that the holders of UPC Preference Shares A, UPC Ordinary Shares A and UPC Priority Shares will receive shares of New UPC Common Stock in an aggregate amount equal to up to two percent of the Base Number of Shares of New UPC Common Stock. The allocation of such percentage of New UPC's outstanding equity issuable to the holders of the UPC Preference Shares A, UPC Ordinary Shares A and the UPC Priority Shares will be determined by UPC, New UPC and UGC and shall be set forth in the Plan; provided that the consideration allocated in respect of each UPC Priority Share shall be identical to the consideration allocated to one (1) UPC Ordinary Share A.

          (ii) Dutch Structure. Interests in the UPC Preference Shares A, UPC Ordinary Shares A and UPC Priority Shares will not be affected by the Akkoord.

          (c) Contribution of Belmarken Notes.

          (i) US Structure. The Plan will provide that on the Effective Date, and on the terms and conditions set forth herein and in the Plan and subject to the Plan being confirmed substantially on the terms set forth in this Agreement, the holder of the Belmarken Notes will contribute the Belmarken Notes to New UPC in exchange for shares of New UPC Common Stock.

          (ii) Dutch Structure. The contribution of the Belmarken Notes to New UPC will not be a part of the Akkoord process.

          (d) Percentage of Base Number of Shares of New UPC Common Stock Offered in Plan and Akkoord. The Plan and the Akkoord (to the extent applicable) shall specify the number of shares of New UPC Common Stock that is to be distributed on account of (i) the UPC Notes (assuming that Plan Option 1 applies to all UPC Notes), (ii) the contribution of the Belmarken Notes, and (iii) the UPC Preference Shares A, UPC Ordinary Shares A, and UPC Priority Shares and holders of Litigation Claims subordinated under Section 510(b) of the US Bankruptcy Code (the "Base Number of Shares"). Upon consummation of the Plan and the Akkoord, the following percentages of the Base Number of Shares of New UPC Common Stock shall be distributed to (i) the UGC Group in exchange for the Belmarken Notes and the UPC Notes owned by the UGC Group on the date of this Agreement, as set forth on Annex B, and not including any UPC Notes acquired by the UGC Group after the date of this Agreement, (ii) to the holders of the UPC Notes (other than the UPC Notes owned by the UGC Group on the date of this Agreement) (assuming that Plan Option 1 applies to all UPC Notes), and (iii) to the holders (including the UGC Group) of the UPC Preference Shares, the UPC Ordinary Shares A and the UPC Priority Shares pursuant to Plan and the Akkoord:

--------------------------------------------------------------------------------
                                       Percentage of Base Number of New
                                            UPC Common Stock Offered
                                       ---------------------------------
                                                 Plan Option 1/
                                          Dutch Exchange Offer Option
--------------------------------------------------------------------------------
Belmarken  Notes  and UPC  Notes
owned by UGC Group on the date                      65.5%
hereof
--------------------------------------------------------------------------------
UPC Notes (other than UPC Notes
owned by the UGC Group on the date                  32.5%
hereof)
--------------------------------------------------------------------------------
Holders of UPC Preference Shares;
UPC Ordinary Shares A and UPC                        2.0%
Priority Shares and holders of
Litigation Claims subordinated
under Section 510(b) of the US
Bankruptcy Code
--------------------------------------------------------------------------------

          (e) Dilution. Any shares of New UPC Common Stock issuable to General Unsecured Creditors or holders of Litigation Claims (to the extent not subordinated pursuant to Section 510(b) of the US Bankruptcy Code) as set forth in Section 2.8, shares of New UPC Common Stock issuable to certain members of New UPC's management or other employees as set forth in Section 2.11, shares of New UPC Common Stock issuable pursuant the New UPC Equity Purchase Rights as set forth in Section 6.1 or issuable to UGC pursuant to the UGC subscription commitment as set forth in Section 6.2 shall be in addition (the "Additional Shares") to the Base Number of Shares of New UPC Common Stock. If Plan Option 2 applies to any UPC Notes, then the excess number of shares of New UPC Common Stock that would have been issued and exchanged under Plan Option 1 for those UPC Notes shall not be issued or exchanged; provided that nothing herein shall prevent New UPC from voluntarily exchanging UPC Notes or other claims subject to Plan Option 2 for consideration equal to the consideration offered to such claim pursuant to Plan Option 1 at any time on or after the Effective Date. Neither the issuance and exchange of the Additional Shares nor the reduction in the number of shares of New UPC Common Stock issued and exchanged for UPC Notes resulting from the application of Plan Option 2 to certain UPC Notes shall affect the number of shares of New UPC Common Stock issued and exchanged for the Belmarken Note, the UPC Notes to which Plan Option 1 applies, or the UPC Preference Shares, UPC Ordinary Shares A, and UPC Priority Shares. For the avoidance of doubt, neither the issuance and exchange of the Additional Shares nor the reduction in the number of shares of New UPC Common Stock issued and exchanged for UPC Notes resulting from the application of Plan Option 2 to certain UPC Notes shall reduce the percentage of the Base Number of Shares to be offered to the holders of the UPC Notes pursuant to Plan Option 1 and the Dutch Exchange Offer Option as described in Section 2.1(d).

          (f) Alternate Structures. The parties hereto hereby agree that the intention of the Restructuring is to effect the exchange of the Belmarken Notes, the UPC Notes, certain other claims of creditors in UPC, the UPC Preference Shares A, the UPC Ordinary Shares A and the UPC Priority Shares for shares of New UPC Common Stock, such that the equity capitalization of New UPC immediately after giving effect to the Restructuring, based upon the Base Number of Shares, the issuance of the maximum amount of shares of New UPC Common Stock issuable to certain members of New UPC's management or other employees as set forth in
Section 2.11, the issuance of the shares of New UPC Common Stock issuable pursuant the New UPC Equity Purchase Rights or issuable to UGC pursuant to
Section 6.2, is as set forth on Annex D attached hereto, which equity capitalization does not reflect the issuance of any Additional Shares to General Unsecured Creditors or holders of Litigation Claims (to the extent not subordinated pursuant to Section 510(b) of the US Bankruptcy Code). All parties agree that in the event that UPC and UGC, after consultation with the Committee, determine that it is necessary to effect changes to the transaction structure described in this Agreement in order to more effectively achieve the economic and other objectives contemplated by this Agreement or to comply with the requests of any tax or regulatory authority, each party hereto will consent to and take such actions as may be reasonably necessary to facilitate such changes; provided that no such changes will be effected unless they result in substantially the same proportional capitalization of New UPC immediately after giving effect to the Restructuring and do not otherwise deviate from the terms and conditions set forth in this Agreement in a manner that is adverse in any material respect to such party; provided further, that no such changes will (i) reduce the percentage of the Base Number of Shares of New UPC's outstanding common stock set forth in Section 2.1(d) to be offered to the holders of the UPC Notes other than the UGC Group, or (ii) alter the provisions of Article IV or
Article VI.

     Section 2.2 Treatment of UPC Notes.

          (a) Treatment of UPC Notes. The Plan, the Akkoord and the New UPC Dutch Exchange Offer shall provide that, on or as soon as practicable after the Effective Date, and on the terms and conditions set forth herein and in the Plan and the Akkoord and the New UPC Dutch Exchange Offer, New UPC or UPC, as the case may be, shall exchange shares of New UPC Common Stock as provided in
Section 2.1(a) hereof and in accordance with Section 2.1(d) hereof for each of the UPC Notes based upon the amount of the claim in respect of such UPC Notes on the Filing Date (using for this purpose the prevailing exchange rates in effect on the Filing Date, except as otherwise set forth in the Plan). The shares of New UPC Common Stock offered in respect of the outstanding UPC Notes are referred to as the "Notes Consideration" in respect of such series of UPC Notes.

          (b) Full Satisfaction and Discharge. The receipt of the Notes Consideration in accordance with the terms of this Agreement, the Plan and/or the Akkoord by UPC's creditors shall constitute a full satisfaction, settlement, release and discharge of the claims of each holder of UPC Notes pursuant to the UPC Notes and the related indentures; provided that the Plan and the New UPC Dutch Exchange Offer will provide that any UPC Notes acquired by New UPC through the New UPC Dutch Exchange Offer and the operation of Plan Option 1, which UPC Notes are not subsequently contributed to the capital of UPC will remain outstanding and shall not be deemed to be satisfied, settled, released or discharged.

     Section 2.3 Treatment of Belmarken Notes; Contribution of Belmarken Notes.

          (a) Treatment of UPC's Obligations Under Belmarken Notes; Contribution of Belmarken Notes to New UPC. The Plan shall provide that on the Effective Date, and on the terms and conditions set forth herein and in the Plan and subject to the Plan being confirmed substantially on the terms set forth in this Agreement, New UPC shall issue the number of shares of New UPC Common Stock equal to the percentage of the Base Number of Shares of New UPC Common Stock set forth in Section 2.1(d) for the Belmarken Notes (the "Belmarken Notes Consideration") in exchange for the Belmarken Notes and the obligations of all other parties under the Belmarken Notes and the related loan documentation. The Plan shall also provide that simultaneously with, and conditional upon the occurrence of, the Effective Date, and on the other terms and conditions set forth herein and in the Plan, New UPC shall contribute the Belmarken Notes to the capital of UPC in exchange for UPC ordinary shares C, par value (euro) 0.02 per share, and in satisfaction of UPC's obligations under the Belmarken Notes and in exchange for the obligations of all other parties under the Belmarken Notes and the related loan documentation.

          (b) Full Satisfaction and Discharge. The receipt of the Belmarken Notes Consideration by the UGC Group in accordance with the terms of this Agreement and the Plan shall constitute a full satisfaction, settlement, release and discharge of the claims of UGC pursuant to UPC's obligations under the Belmarken Notes or the related loan documentation.

     Section 2.4 Treatment of UPC Preference Shares A.

          (a) Treatment of UPC Preference Shares A. The Plan shall provide that, on or as soon as practicable after the Effective Date and after the contribution of the

Belmarken Notes to the capital of UPC by New UPC, and on the terms and conditions set forth herein and in the Plan, New UPC shall exchange each of the then existing and outstanding UPC Preference Shares A for shares of New UPC Common Stock (the "Preference Shares Consideration") in an amount to be determined by UPC, New UPC and UGC and set forth in the Plan, within the limits provided in Sections 2.1(b) and 2.1(d). Pursuant to the Plan, the holders of the UPC Preference Shares A shall deliver their Preference Shares A to New UPC in exchange for the Preference Shares Consideration. After consummation of the Restructuring, as soon as UPC becomes a wholly-owned Subsidiary of New UPC, New UPC and UPC shall take such action as is necessary to cause the cancellation of the UPC Preference Shares A.

          (b) Full Satisfaction and Discharge. The receipt of the Preference Shares Consideration by the holders of the UPC Preference Shares A in accordance with the terms of this Agreement and the Plan shall constitute a full satisfaction, settlement, release and discharge of the claims and interests of each holder of UPC Preference Shares A in respect of the UPC Preference Shares A; provided that the Plan will provide that any UPC Preference Shares A acquired by New UPC through the Plan will remain outstanding and shall not be deemed to be satisfied, settled, released or discharged.

     Section 2.5 Treatment of UPC Ordinary Shares A.

          (a) Treatment of UPC Ordinary Shares A. The Plan shall provide that, on or as soon as practicable after the Effective Date and after the contribution of the Belmarken Notes to the capital of UPC by New UPC, and on the terms and conditions set forth herein and in the Plan, New UPC shall exchange each of the then existing and outstanding UPC Ordinary Shares A for shares of New UPC Common Stock (the "Ordinary Shares Consideration") in an amount to be determined by UPC, New UPC and UGC and set forth in the Plan, within the limits provided in Sections 2.1(b) and 2.1(d). Pursuant to the Plan, the holders of the UPC Ordinary Shares A shall deliver their Ordinary Shares A to New UPC in exchange for the Ordinary Shares Consideration.

          (b) Full Satisfaction and Discharge. The receipt of the Ordinary Shares Consideration by the holders of the UPC Ordinary Shares A in accordance with the terms of this Agreement and the Plan shall constitute a full satisfaction, settlement, release and discharge of the claims and interests of each holder of UPC Ordinary Shares A in respect of the UPC Ordinary Shares A; provided that the Plan will provide that any UPC Ordinary Shares A acquired by New UPC through the Plan will remain outstanding and shall not be deemed to be satisfied, settled, released or discharged.

     Section 2.6 Treatment of UPC Priority Shares.

          (a) Treatment of UPC Priority Shares. The Plan shall provide that, on or as soon as practicable after the Effective Date and after the contribution of the Belmarken Notes to the capital of UPC by New UPC, and on the terms and conditions set forth herein and in the Plan, New UPC shall exchange each of the then existing and outstanding UPC Priority Shares for shares of New UPC Common Stock (the "Priority Shares Consideration") in a per share amount equal to the Ordinary Shares Consideration. Pursuant to the Plan, the holders of the UPC Priority Shares shall deliver their Priority Shares to New UPC in exchange for the Priority Shares Consideration. After consummation of the Restructuring, as soon as UPC becomes a wholly-owned Subsidiary of New UPC, New UPC and UPC shall take such action as is necessary to cause the cancellation of the UPC Priority Shares.

          (b) Full Satisfaction and Discharge. The receipt of the Priority Shares Consideration by the holders of the UPC Priority Shares in accordance with the terms of this Agreement and the Plan shall constitute a full satisfaction, settlement, release and discharge of the claims and interests of each holder of UPC Priority Shares in respect of the UPC Priority Shares; provided that the Plan will provide that any UPC Priority Shares acquired by New UPC through the Plan will remain outstanding and shall not be deemed to be satisfied, settled, released or discharged.

     Section 2.7 Treatment of Critical Vendors. The parties hereto agree that certain creditors of UPC to be identified by UPC (the "Critical Vendors") are critical to the operation of the business of UPC as a going concern and are likely to be regarded by the Administrator as so-called "ransom-suppliers" (dwangcrediteuren). As such, the parties hereto agree that UPC should use commercially reasonable efforts to pay such Critical Vendors in full before the Filing Date and, to the extent that any are not paid in full as of the Filing Date, the parties hereto agree to support a motion in the US Bankruptcy Court to permit the payment in full of such Critical Vendors on or as soon as is possible after the Filing Date, subject to the consent of the Administrator. Furthermore, the Plan will provide that the obligations of UPC to the Critical Vendors, to the extent remaining unpaid on the Effective Date, will be left unimpaired, assumed and reinstated under the Plan and, subject to the consent of the
Administrator, paid in full in cash on or as soon as practicable after the Effective Date. UPC will use its reasonable best efforts to obtain the permission of the Administrator to treat the Critical Vendors as "ransom-suppliers" and shall, subject to the approval of the US Bankruptcy Court, pay the claims of such Critical Vendors in full in cash on or as soon as practicable after the Filing Date. If UPC and/or the Administrator determine after the Filing Date that there are additional "ransom-suppliers," UPC shall use its reasonable best efforts to obtain any necessary approvals of the US Bankruptcy Court to treat such additional "ransom-suppliers" as additional Critical Vendors for all purposes. In accordance with the Dutch Bankruptcy Code, Critical Vendors who are also "ransom-suppliers," having been paid shall not be treated as creditors of UPC and shall not be entitled to vote on the Akkoord and shall not receive any additional compensation as a result of the Plan or the Akkoord except having their claims paid in full in cash on or as soon as practicable after the Filing Date. Critical Vendors who UPC is not permitted to treat as "ransom-suppliers" shall be treated as General Unsecured Creditors in the Chapter 11 Case and the Moratorium, provided that the parties shall use their commercially reasonable efforts to treat such Critical Vendors separately from the UPC Notes, the Belmarken Notes and all other classes of creditors under the Plan and under the Akkoord and in a manner which comports as closely as possible with the treatment afforded by this Section 2.7, all to the extent permitted under applicable law. To the knowledge of UPC, all of the principal Critical Vendors as of the date of this Agreement are identified on Schedule 2 of the Disclosure Letter.

     Section 2.8 Treatment of Other Creditors.

          (a) Treatment of General Unsecured Creditors. "General Unsecured Creditors" means all general unsecured creditors of UPC other than holders of the UPC Notes or the Belmarken Notes and, to the extent applicable, any Litigation Claims (as defined below). All General Unsecured Creditors of UPC, other than "ransom suppliers" and Critical Vendors permitted to be treated separately from other General Unsecured Creditors, at the date of the Moratorium that will be affected by the Moratorium will be offered the same proportionate consideration pursuant to Plan Option 1, Plan Option 2, the Akkoord Option and the Dutch Exchange Offer Option as if they held UPC Notes in the amount of their debt in full redemption of their claims once final adjudication by a competent court has been obtained; provided that the number of shares of New UPC Common Stock to be issued to and exchanged for the claims of General Unsecured Creditors shall be in addition to the Base Number of Shares. To the knowledge of UPC, all of the principal General Unsecured Creditors, as of the date of this Agreement, are identified on
Schedule 3 of the Disclosure Letter.

          (b) Treatment of Litigation Claims. The Plan will provide for the subordination under section 510(b) of the US Bankruptcy Code of all litigation claims against the Company identified on Annex E attached hereto (the "Litigation Claims") to the extent permitted by the US Bankruptcy Court. If the US Bankruptcy Court determines that the Litigation Claims are subject to subordination under section 510(b) or otherwise, then the holders of the Litigation Claims will receive a portion of the number of shares of New UPC Common Stock to be issued and exchanged for UPC Ordinary Shares A and UPC Priority Shares as provided in Sections 2.1(b) and 2.1(d), pari passu on a pro rata basis with the holders of UPC Ordinary Shares A and the UPC Priority Shares based on an allowed interest in an amount to be determined by the US Bankruptcy Court. If the US Bankruptcy Court determines that the Litigation Claims are not subject to subordination under section 510(b) or otherwise, then the holders of the Litigation Claims will receive the same proportionate consideration on account of the Litigation Claims as if they held UPC Notes in the amount of their Litigation Claims in lieu of any cash payment; provided that the number of shares of New UPC Common Stock to be issued to and exchanged for the Litigation Claims shall be in addition to the Base Number of Shares.

          (c) Full Satisfaction and Discharge. The receipt of the consideration contemplated by and in accordance with the terms of this Agreement, the Plan and/or the Akkoord shall constitute a full satisfaction, settlement, release and discharge of the claims of each Other Creditor.

     Section 2.9 Administrative and Other Priority Claims. The Plan will provide that on or as soon as practicable after the Effective Date, each holder of allowed administrative or other priority claims under the US Bankruptcy Code shall receive cash equal to the full amount of its allowed claim or will otherwise be left unimpaired and reinstated or shall be accorded such other treatment as UPC and such holder agree to in writing. UPC shall use its reasonable best efforts to ensure that claims that are treated as administrative claims in the Chapter 11 Case are treated by UPC and the Administrator as claims of "estate creditors" (boedelschuldeisers) or "ransom-suppliers" (dwangcrediteuren) under the Dutch Bankruptcy Code in connection with moratorium proceedings in respect of UPC under the Dutch Bankruptcy Code.

     Section 2.10 Treatment of Outstanding Rights, Options and Warrants. The Plan will provide that all rights, options and warrants to acquire UPC Ordinary Shares A, including rights, options and warrants held by employees pursuant to existing equity incentive plans of UPC ("Employee Options"), outstanding immediately prior to the Effective Date may remain outstanding, unless they can be cancelled in connection with the Restructuring or unless, in the discretion of New UPC's board of directors, any Employee Options are delivered to New UPC in connection with issuance of equity pursuant to compensation arrangements described in
Section 2.11. All of the material rights, options and warrants to acquire UPC Ordinary Shares A outstanding on the date of this Agreement are identified in Annex F.

     Section 2.11 Management Incentive Plan. The Plan will provide that, at the discretion of New UPC's board of directors, options with respect to no more than five (5) percent of New UPC's common equity outstanding immediately after the Effective Date, on a fully-diluted basis, can be issued during the period beginning on the Effective Date and continuing until the third anniversary of the Effective Date to certain members of New UPC's and its Subsidiaries' management and other employees pursuant to compensation arrangements adopted by New UPC's board of directors; provided that, any options issuable under such compensation arrangements on the Effective Date shall have an exercise price no less than the share price implied by the Plan and as set forth in the Disclosure Statement. Any shares reserved for issuance under the management incentive plan shall be in addition to the Base Number of Shares.

     Section 2.12 Extraordinary General Meeting. As promptly as practicable after the Filing Date, UPC shall call an extraordinary general meeting of its shareholders (the "Shareholders Meeting"), at which it shall propose (i) that the authorized share capital of UPC be amended (the "Capital Amendment Proposal") to 450,000,000 ordinary shares A, par value (euro)0.02 per share, 50,000,000,000 ordinary shares C, par value (euro)0.02 per share, 300 priority shares, par value (euro)0.01 per share and 12,400 preference shares A, par value
(euro)0.01 per share, (ii) the approval of the Restructuring and (iii) such other proposals (including, without limitation, such proposals to amend the Articles of Association of UPC) as UPC deems necessary or appropriate to give effect to the Restructuring and the other transactions contemplated hereby (collectively, the "Proposals"). UPC shall provide the Committee and UGC with copies of any materials provided to the holders of its Ordinary Shares A in connection with the Shareholders Meeting.

     Section 2.13 Condition Precedent to Confirmation of the Plan. It shall be a condition precedent to consummation of the Plan that no UPC Preference Shares A remain outstanding and enforceable, other than UPC Preference Shares A held by New UPC after giving effect to the consummation of the Restructuring, following the Effective Date of the Plan except that such condition shall be deemed satisfied unless UGC or a Majority-in-Interest of the Participating Noteholders serve written notice on the other that such condition has not been satisfied.


                                  ARTICLE III

                        SHAREHOLDERS' MEETING; DISCLOSURE
                            STATEMENT; PLAN; AKKOORD
                            ------------------------

     Section 3.1 Shareholders' Meeting. As soon as reasonably practicable after the Filing Date, UPC shall (i) duly call, give notice of, convene and hold the Shareholders

Meeting, including adjourning or recalling the same if necessary to obtain a quorum, and (ii) use all commercially reasonable efforts to obtain approval of all of the Proposals by the requisite vote of the shareholders of UPC.

     Section 3.2 Prospectus.

          (a) Preparation. As promptly as practicable after the date of this Agreement, and to the extent required by applicable Dutch securities laws and regulations of the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten) (the "A-FM"), New UPC and UPC shall prepare and, subject to the approval of UGC and after consultation with the Committee, file with the A-FM a prospectus (together with all materials included therewith and any amendments or supplements thereto, the "Prospectus") in respect of the shares of New UPC Common Stock to be issued in respect of the Restructuring pursuant to the Plan. The UGC Group, the Participating Noteholders, New UPC and UPC shall cooperate with each other and provide each other with all information necessary in order to prepare the Prospectus. The offer to exchange shares of New UPC Common Stock for the Belmarken Notes, the UPC Notes, the claims of the Other Creditors, the UPC Preference Shares A, the UPC Ordinary Shares A and the UPC Priority Shares will be included in the Prospectus. Each of UPC, the UGC Group and New UPC shall use its respective commercially reasonable efforts to (i) have an external auditor certify that the Prospectus complies with all requirements of Dutch securities regulations as promptly as practicable and, in any event, prior to such filing, and (ii) to cause the Prospectus to be made generally available and to be mailed to the holders of the Belmarken Notes, the UPC Notes, the UPC Preference Shares A and the UPC Ordinary Shares A and to the Other Creditors as promptly as practicable after the Prospectus is completed and submitted to the A-FM and such other securities regulators as may be applicable.

          (b) Listing Applications. New UPC shall use its commercially reasonable efforts to cause the shares of New UPC Common Stock to be issued in the Restructuring to be listed on the Nasdaq and, to the extent determined advisable by New UPC and UGC, on the Official Segment of the stock market of Euronext or another major European securities exchange. New UPC shall prepare and file with Nasdaq and the SEC and, to the extent applicable, Euronext or such other exchange, such listing applications, offering circulars and registration statements in respect of the shares of New UPC Common Stock to be issued in connection with the Restructuring as are required to be filed by the applicable rules and regulations of the Nasdaq, the SEC and, to the extent applicable, Euronext or such other exchange and shall use its commercially reasonable efforts to have such applications and offering circulars approved and such registration statements declared effective as are necessary for the listing of such Shares of New UPC Common Stock on the Nasdaq and, to the extent applicable, Euronext or such other exchange.

     Section 3.3 Disclosure Statement and Plan; Akkoord.

          (a) Disclosure Statement and Plan. As promptly as practicable, UPC and New UPC shall prepare and, subject to the approval of UGC and after consultation with the Committee, file with the US Bankruptcy Court promptly after the Filing Date the Disclosure Statement and Plan, which shall be consistent with all of the disclosures contained in (or, to the extent it is determined that such documents need not be prepared, would be required to be contained in) the Prospectus as well as such other disclosures and information as may be required under the US Bankruptcy Code or US Bankruptcy Rules or applicable Dutch or Luxembourg securities laws or the inclusion of which is otherwise deemed advisable by UPC in connection with the solicitation of votes in favor of the Plan. The UGC Group, New UPC, the Participating Noteholders and UPC shall cooperate with each other and provide each other with all information necessary in order to prepare the Disclosure Statement and the Plan. The offer to exchange shares of New UPC Common Stock for the Belmarken Notes, the UPC Notes, the claims of the General Unsecured Creditors, the Litigation Claims, the UPC Preference Shares A, the UPC Ordinary Shares A and the UPC Priority Shares will be described in the Disclosure Statement and the Plan. Each of UPC, the UGC Group and New UPC shall use its respective commercially reasonable efforts to (i) have the Disclosure Statement and the Plan approved by the US Bankruptcy Court as promptly as practicable after such filing, and (ii) to cause the Disclosure Statement, together with any amendment or supplement thereto, to be mailed to the holders of the Belmarken Notes, the UPC Notes, the UPC Preference Shares A and the UPC Ordinary Shares A, as well as to the Other Creditors and to all other holders of claims against, and interests in, UPC who are entitled to receive such Disclosure Statement and the Plan, as promptly as practicable after the Disclosure Statement is approved by the US Bankruptcy Court. The Participating Noteholders agree not to object to the approval of the Disclosure Statement as long as it complies in all material respects with the terms of this Agreement.

          (b) Akkoord. As promptly as practicable, UPC shall prepare and, subject to the approval of UGC and after consultation with the Committee, file with the Dutch Bankruptcy Court promptly after the Filing Date the Akkoord, which shall incorporate all of the disclosures contained in (or, to the extent it is determined that such documents need not be prepared, would be required to be contained in) the Prospectus and the Disclosure Statement, as well as such other disclosures and information as may be required under the Dutch Bankruptcy Code or the inclusion of which is otherwise deemed advisable by UPC in connection with the solicitation of votes in favor of the Akkoord. The UGC Group, New UPC, the Participating Noteholders and UPC shall cooperate with each other and provide each other with all information necessary in order to prepare the Akkoord. Each of UPC, the UGC Group and New UPC shall use its respective commercially reasonable efforts to cause the Akkoord, together with any amendment or supplement thereto, to be mailed to the holders of the Belmarken Notes, the UPC Notes, as well as to the Other Creditors and to all other holders of claims against, and interests in, UPC who are entitled to receive the Akkoord.

          (c) Opportunity to Comment. UPC and New UPC shall provide each of UGC, New UPC and the Participating Noteholders with a reasonable opportunity to review and comment on the Disclosure Statement, the Plan and the Akkoord, and any amendment or supplement thereto, prior to filing same with the US Bankruptcy Court or the Dutch Bankruptcy Court, as applicable, and shall provide each other with a copy of all such filings made with the US Bankruptcy Court and the Dutch Bankruptcy Court.

          (d) Response to Comments. UPC and New UPC shall use their commercially reasonable efforts to respond to and resolve any objections raised by parties in interest before the US Bankruptcy Court or the Dutch Bankruptcy Court with respect to the Disclosure Statement, the Plan and the Akkoord as promptly as practicable. UPC shall notify each of UGC, New UPC and the Participating Noteholders promptly of the receipt of any such objections to the Disclosure Statement, the Plan and the Akkoord and shall supply each of them with copies of all material correspondence received with respect to the Disclosure Statement, the Plan and the Akkoord.

                                   ARTICLE IV

                       MINORITY RIGHTS; BOARD COMPOSITION
                       ----------------------------------

     Section 4.1 Pre-emptive Rights. On or prior to the Effective Date, New UPC's certificate of incorporation will be amended to provide that the holders of shares of New UPC Common Stock will have pre-emptive rights (the
"Subscription Rights") for the first (euro)1,538.46 million of equity or equity-linked securities issued by New UPC after the Effective Date for cash or in exchange for assets (or other consideration) acquired from an Affiliate. The Subscription Rights will provide that, subject to any approvals required pursuant to Section 4.3 hereof, if New UPC issues New UPC Common Stock in exchange for assets (or other consideration) acquired from an Affiliate, the holders of New UPC Common Stock will have the right to subscribe for additional shares of New UPC Common Stock on a pro rata basis for cash at the same fair market value as the assets (or other consideration) received for such shares of New UPC Common Stock. The Subscription Rights will: (a) not be separable from the New UPC Common Stock and (b) expire four years after the Effective Date.

     Section 4.2 New UPC Board Composition.

          (a) On or prior to the Effective Date, New UPC's By-Laws will be amended to provide that, for a period beginning on the Effective Date and ending three years after the Effective Date:

          (i) the Board of Directors of New UPC shall be comprised of ten members and that the number of members constituting the Board of Directors of New UPC may not be changed without the consent of the Designated Board Members (as defined below);

          (ii) a Majority-in-Interest of the Participating Noteholders will have the right to designate two individuals, each of whom must be acceptable to UGC in its sole discretion, to serve as directors of New UPC (the "Designated Board Members");

          (iii) the Designated Board Members shall not be removed except for cause or upon the written request of a Majority-in-Interest of the Participating Noteholders; and

          (iv) upon the removal, resignation or death of a Designated Board Member, the Participating Noteholders shall have the right to designate an additional individual, who must be acceptable to UGC in its sole discretion, to serve as a Designated Board Member to fill the vacancy created by such removal, resignation or death.

          (b) For a period beginning on the Effective Date and ending three years after the Effective Date, New UPC's Board of Directors shall, to the extent consistent with the rules of Nasdaq and Euronext or such other European securities exchange, if any, on which New UPC and UGC shall have determined to list the New UPC Common Stock, in each case to the extent applicable, be comprised of ten Persons, eight of whom shall have been designated by UGC and two of whom shall be the initial Designated Board Members. A
Majority-in-Interest of the Participating Noteholders shall designate the initial Designated Board Members prior to the Effective Date.

     Section 4.3 Related Party Transactions. On or prior to the Effective Date, New UPC's by-laws will be amended to require that, during the period beginning on the Effective Date and ending on the third anniversary after the Effective Date, transactions by New UPC or UPC with Persons (other than Subsidiaries of New UPC) that, at the time of determination, are Affiliates of New UPC with an aggregate value of greater than $10 million per year (excluding (i) performance of transactions in existence on the date of this Agreement that have been disclosed in the UPC SEC Documents, (ii) completion of transactions described in
Schedule 4 of the Disclosure Letter, (iii) transactions, including, but not limited to, renewals or replacements of existing transactions, that are consistent with UPC's or its Subsidiaries' past practices, which past practices were disclosed in the UPC SEC Documents, and (iv) to the extent such transactions would otherwise constitute Related Party Transactions and are not otherwise described in clause (i), (ii) or (iii), transactions with respect to programming contracts, including, but not limited to, renewals or replacements of existing transactions, with any of Liberty Media Corporation, its Affiliates and/or its Subsidiaries, that (a) are entered into in the ordinary course of business on commercially reasonable terms, and (b) are consistent with UPC's or its Subsidiaries' past practices) (a "Related Party Transaction") shall not be entered into if rejected by both of the Designated Board Members; provided that in the event that a proposed Related Party Transaction is rejected by both of the Designated Board Members, a majority of the Board of Directors may submit the matter to a vote of the stockholders of New UPC and if such proposed Related Party Transaction is approved by a majority of the Disinterested Stockholders voting with respect to such matter, the proposed Related Party Transaction may be entered into.

     Section 4.4 Stockholders Agreement. On or prior to the Effective Date, UGC, New UPC and the Participating Noteholders shall enter into a stockholders agreement (the "Stockholders Agreement") which shall:

          (a) implement the provisions of Sections 4.2 and 4.3;

          (b) provide that, until the third anniversary of the Effective Date, New UPC and UGC shall use their reasonable best efforts to cause the persons designated by a Majority-in-Interest of the Participating Noteholders to serve as Designated Board Members to be elected to serve as members of the Board of Directors of New UPC, including, without limitation in the case of New UPC, by causing such designees to be nominated for election as directors of New UPC by the stockholders of New UPC on the slate of directors endorsed or supported by the management of New UPC and by soliciting proxies, to the extent applicable, in support of the election of such designees to the Board of Directors of New UPC, and, in the case of UGC, voting, or causing to be voted, all shares of New UPC Common Stock and all other Voting Securities of New UPC held by UGC or other members of the UGC Group in favor of the election of such designees to the Board of Directors of New UPC and otherwise in a manner consistent with Section 4.2;

          (c) provide the Participating Noteholders with the following rights to participate in sales of New UPC Common Stock by the UGC Group:

          (i) If all previous transfers for value of shares of New UPC Common Stock made by the UGC Group after the Effective Date, together with any transfers for value of shares of New UPC Common Stock proposed to be made by the UGC Group in a transfer, in each case other than (a) any sale or other disposition of shares of New UPC Common Stock by and exclusively among the UGC Group, Subsidiaries of UGC and Affiliates of UGC; provided that such transferee agrees to be bound by the terms of the Stockholders Agreement, or (b) pro rata distributions of shares of New UPC Common Stock to the Stockholders of UGC, would result in the transfer, in the aggregate for all such transactions by the UGC Group since the last Tag-Along Sale (as hereinafter defined), if any, of at least five percent (5%) of the outstanding shares of New UPC Common Stock (such sale or other disposition for value being referred to as a "Tag-Along Sale"), then the UGC Group shall afford each of the Participating Noteholders holding one half of one percent (1/2%) or more of the outstanding shares of New UPC Common Stock (each, individually, a "Tag-Along Stockholder" and, collectively, the "Tag-Along Stockholders") the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 4.4(c). The number of shares of New UPC Common Stock that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (the "Tag-Along Allotment") shall be determined by multiplying (i) the number of shares of New UPC Common Stock held by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date (as hereinafter defined) by (ii) a fraction, the numerator of which shall equal the number of shares of New UPC Common Stock proposed by the UGC Group to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of shares of New UPC Common Stock that are beneficially owned by the UGC Group as of the close of business on the day immediately prior to the Tag-Along Notice Date (the "Common Shares UGC Fraction");

          (ii) Notwithstanding any other provision of the Stockholders Agreement, if any such Participating Noteholder fails to elect to participate in a Tag-Along Sale within ten (10) days after the Tag-Along Sale Notice (as defined below) is given, the UGC Group shall give notice of such failure to the other Tag-Along Stockholders. Such notice shall be made by telephone and confirmed in writing within two (2) days. The other Tag-Along Stockholders shall have three (3) days following the date such written notice was given to agree to sell their pro rata share of any unsold portion. For purposes of this Section 4.4(c)(ii), a participating Tag-Along Stockholder's pro rata share of any unsold portion of shares of New

     UPC Common Stock shall be equal to the number of shares obtained by multiplying (A) the Common Shares UGC Fraction times the total number of shares of New UPC Common Stock that are held by such Participating Noteholders that are not participating in the Tag-Along Sale, if any, by
     (B) the number of shares of New UPC Common Stock held by such participating Tag-Along Stockholder divided by the total number of shares of New UPC Common Stock held by all Tag-Along Stockholders that are participating in the Tag-Along Sale with respect to shares of New UPC Common Stock;

          (iii) The UGC Group shall provide each Tag-Along Stockholder and New UPC with written notice (the "Tag-Along Sale Notice") not more than sixty
     (60) days nor less than fifteen (15) days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth: (i) the name and address of each proposed transferee of shares of New UPC Common Stock in the Tag-Along Sale; (ii) the number of shares of New UPC Common Stock proposed to be transferred by the UGC Group; (iii) the proposed amount and form of consideration (including any potential adjustments to the consideration paid for such shares of New UPC Common Stock contained in the written agreement relating to the Tag-Along Sale) to be paid for such shares of New UPC Common Stock and the terms and conditions of payment offered by each proposed transferee; (iv) the aggregate number of shares of New UPC Common Stock held of record by the UGC Group as of the close of business on the day immediately prior to the date of the Tag-Along Notice (the "Tag-Along Notice Date"); (v) the Tag-Along Stockholder's Tag-Along Allotment assuming the Tag-Along Stockholder elected to sell the maximum number of shares of New UPC Common Stock; (vi) confirmation that the proposed transferee has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase shares of New UPC Common Stock from any Tag-Along Stockholder in accordance with the terms hereof; and (vii) the Tag-Along Sale Date;

          (iv) Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the "Tag-Along Notice") to the UGC Group no more than ten (10) days after the Tag-Along Sale Notice is given. The Tag-Along Notice shall set forth the number of Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Tag-Along Stockholder's applicable Tag-Along Allotment. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder's binding agreement to sell the shares of New UPC Common Stock specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along
     Sale) after such Tag-Along Stockholder gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Shares affected thereby. If the proposed transferee does not consummate the purchase of all of the shares of New UPC Common Stock requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on the same terms and conditions applicable to the UGC Group, then the UGC Group shall not consummate the Tag-Along Sale of any of its Shares to such transferee, unless the shares of the UGC Group and the Tag-Along Stockholders to be sold are reduced or limited pro rata in proportion to the respective number of shares of New UPC Common Stock actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for the UGC Group and the Tag-Along Stockholders. Notwithstanding the foregoing, if the number of shares of New UPC Common Stock proposed to be sold in any proposed Tag-Along Sale are reduced or limited such that the proposed sale is no longer a Tag-Along Sale in accordance with the terms of the Stockholders Agreement, then the terms of the Stockholders Agreement shall be inapplicable to such proposed sale and no Participating Noteholder or other stockholder shall have the right hereunder to participate in such proposed transaction as a Tag-Along Stockholder;

          (v) If a Tag-Along Notice from any Tag-Along Stockholder is not received by the UGC Group within the ten (10) day period specified in
     Section 10.4(c)(iv), the UGC Group shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, but only on terms and conditions which are no more favorable in any material respect to the UGC Group (and, in any event, at no greater a purchase price) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within ninety (90) days of the Tag-Along Sale Date;

          (vi) On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates for the shares of New UPC Common Stock to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the transferee in the manner and at the address indicated in the Tag-Along Notice against delivery of the purchase price for such shares of New UPC Common Stock;

          (vii) Any Participating Noteholder seeking to sell any shares of New UPC Common Stock in connection with a Tag-Along Sale shall enter into an agreement (the "Tag Along Sale Agreement") containing substantially similar representations, warranties, indemnities and agreements as made by the UGC Group in connection with such Tag-Along Sale, but in no case shall such representations, warranties, indemnities and agreements be required to be made by the Participating Noteholder on a joint (as opposed to several) basis or have the potential of subjecting such Participating Noteholder to greater liability (on a proportionate basis) than the UGC Group in connection with such Tag-Along Sale.

                                   ARTICLE V

                                VOTING PROVISIONS

     Section 5.1 Voting in the Shareholders Meeting. Each party hereto, including without limitation, UGC (on its own behalf and on behalf of the UGC Group), UUB and each Participating Noteholder agrees that, for so long as this Agreement remains in effect, such party shall cause all UPC Voting Securities now beneficially owned or the beneficial ownership of which is hereafter acquired by such party, to be voted at the Shareholders Meeting (or any adjournment, postponement or continuation thereof) in favor of (a) the Proposals and (b) any other proposals necessary or advisable to the Restructuring and which are consistent with this Agreement and which are submitted for approval by the shareholders of UPC at any annual or extraordinary general meeting of the shareholders of UPC. Each party hereto, including without limitation, UGC (on its own behalf and on behalf of the UGC Group), UUB and each Participating Noteholder further agrees that, for so long as this Agreement remains in effect, such party shall cause all UPC Voting Securities now beneficially owned or the beneficial ownership of which is hereafter acquired by such party to be voted against (i) any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of UPC and/or such party, as the case may be, pursuant to this Agreement and
(ii) any action by UPC or any of its Subsidiaries and/or such party, as the case may be, which is intended to or could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Restructuring and the other transactions contemplated by this Agreement. No party hereto shall enter into any agreement or understanding with any Person the effect of which would be to violate, circumvent or otherwise impede the effect of this Section
5.1 or any other provision of this Agreement.

     Section 5.2 Certain Voting Matters. Each party hereto, including without limitation, UGC (on its own behalf and on behalf of the UGC Group), UUB and each of the Participating Noteholders, agrees that, for so long as this Agreement remains in effect, such party shall cause all UPC Notes now beneficially owned or the beneficial ownership of which is hereafter acquired by such party, to be voted at all meetings, or consents obtained without meetings, of holders of UPC Notes against the enforcement of any remedies under the relevant indentures and shall take all such action as may be necessary to instruct the trustees under the relevant indentures to act in a manner consistent with this Agreement, including, without limitation, by voting to instruct such trustees to rescind any action taken to accelerate the UPC Notes or to enforce remedies under the relevant indentures.

     Section 5.3 Voting After the Filing Date.

          (a) Agreement to Vote for Plan and Akkoord. Subject to Section 5.5 hereof, UGC, UUB and each Participating Noteholder irrevocably agrees, and UGC hereby agrees to cause each other member of the UGC Group, during the period commencing on the date of this Agreement and continuing until the termination of this Agreement as provided in Article XI of this Agreement, (i) to vote, when properly solicited to do so, timely all of its Restricted Claims in favor of (a) the Plan, as the Plan may be modified in accordance with the terms of this Agreement, and (b) the Akkoord, as the Akkoord may be modified in accordance with the terms of this Agreement; provided, in each case, that such modifications do not deviate from the terms and conditions set forth in this Agreement in a manner that is adverse in any material respect to such party, by timely executing ballots in favor of the Plan and timely executing ballots, irrevocable voting instructions and appropriate irrevocable powers of attorney in favor of the Administrator (with power of substitution) to file claims and vote in favor of the Akkoord, and (ii) not attempt to revoke or withdraw such vote or power of attorney in favor of the Plan and the Akkoord so long as the Plan or the Akkoord, as the case may be, is not modified in a manner that is adverse in any material respect to such party provided that no Participating Noteholder shall be required to support a Plan or an Akkoord that (i) reduces the percentage of the Base Number of Shares of New UPC's outstanding common stock set forth in Section 2.1(d) to be offered to the holders of the UPC Notes other than the UGC Group, or (ii) alters the provisions of Article IV or Article VI; provided further, that the UGC Group shall not be required to support a Plan or an Akkoord that (i) reduces the percentage of the Base Number of Shares of New UPC's outstanding common stock set forth in Section 2.1(d) to be offered to the UGC Group in exchange for the Belmarken Notes and the UPC Notes held by the UGC Group on the date hereof this Agreement, or (ii) alters the provisions of
Article IV or Article VI. Each party agrees that its agreement hereunder may be disclosed in solicitation materials prepared in connection with the Plan and the Akkoord.

          (b) Modifications. Notwithstanding any provision of this Agreement (other than Section 2.1(f)), New UPC or UPC, as the case may be, may, after consultation with the Committee, make such changes and modifications to the Plan, the Akkoord, the New UPC Dutch Exchange Offer and/or the Disclosure Statement as New UPC or UPC, as the case may be, in their respective discretions deems necessary and appropriate, and to the extent permissible under the US Bankruptcy Code and the Dutch Bankruptcy Code, in order to have the Disclosure Statement approved the US Bankruptcy Court, the Plan confirmed by the US Bankruptcy Court and the Akkoord ratified by the Dutch Bankruptcy Court; provided that no party hereto shall be required to support a Plan or an Akkoord that deviates from the terms and conditions of this Agreement in a manner that is adverse in any material respect to such party; provided further, that no Participating Noteholder shall be required to support a Plan or an Akkoord that
(i) reduces the percentage of the Base Number of Shares of New UPC's outstanding common stock set forth in Section 2.1(d) to be offered to the holders of the UPC Notes other than the UGC Group, or (ii) alters the provisions of Article IV or
Article VI; provided further, that the UGC Group shall not be required to support a Plan or an Akkoord that (i) reduces the percentage of the Base Number of Shares of New UPC's outstanding common stock set forth in Section 2.1(d) to be offered to the UGC Group in exchange for the Belmarken

Notes and the UPC Notes held by the UGC Group on the date hereof this Agreement, or (ii) alters the provisions of Article IV or Article VI.

     Section 5.4 Direction of Trustees. Each of the Participating Noteholders and the UGC Group agrees that it shall use commercially reasonable efforts to cause each of the trustees under the Indentures governing the UPC Notes to take such action as is necessary or desirable and which is consistent with the Trust Indenture Act of 1939, as amended to date, and any other applicable Law to achieve the results contemplated in this Agreement, including, without limitation, entering into voting arrangements acceptable to the Dutch Bankruptcy Court which allow all beneficial holders of UPC Notes fully to vote their claims as beneficial holders in a manner that is consistent with voting rights of such holders under applicable US bankruptcy law.

     Section 5.5 Acknowledgement. This Agreement is not, and shall not be deemed to be, a solicitation of votes to accept the Plan or the Akkoord or an offering of any securities to be issued under the Plan or the Akkoord. Neither UGC, New UPC, UPC nor any of their respective controlled Affiliates shall solicit acceptances of the Plan from, or offer such securities to, the Participating Noteholders or any other creditor or holder of any other claim against, or interest in, UPC until the Disclosure Statement has been approved by the US Bankruptcy Court and the holders of the Belmarken Notes, the UPC Notes, the UPC Preference Shares A and the UPC Ordinary Shares A, the General Unsecured Creditors and the other creditors and holders of any other claims against, or interests in, UPC have been provided with all applicable solicitation materials and related ballots.

                                   ARTICLE VI

                        EFFECTIVE DATE EQUITY INVESTMENT

     Section 6.1 New UPC Equity Purchase Rights. The Plan will provide that, on the Effective Date, New UPC will provide each holder of UPC Notes and the Belmarken Notes the right (the "New UPC Equity Purchase Rights") to purchase a pro rata share of up to (euro)100 million based upon the number of shares of New UPC Common Stock distributed to (x) the UGC Group in exchange for the Belmarken Notes and the UPC Notes owned by the UGC Group on the date of this Agreement and
(y) the holders of the UPC Notes (other than the UPC Notes owned by the UGC Group on the date of this Agreement) in accordance with Section 2.1(d) (as reduced pursuant to the last sentence of this Section 6.1, the "Maximum Subscription Amount") of shares of New UPC Common Stock at the per share price implied by the Plan (the "Implied Purchase Price"). The shares of New UPC Common Stock issuable upon exercise of the New UPC Equity Purchase rights will be in addition to the Base Number of Shares. The New UPC Equity Purchase Rights will only be exercisable on the Effective Date. The Maximum Subscription Amount will be reduced on a euro-for-euro basis by an amount equal to (1) the net proceeds of any assets sold by UPC prior to the Effective Date, other than assets sold in the ordinary course of UPC's business in a manner consistent with its past practices, and (2) the net proceeds from any non-dilutive capital raised by UPC (other than capital received by UPC from UGC or its Affiliates).

     Section 6.2 UGC Subscription Commitment. UGC commits, subject to confirmation of the Plan substantially on the terms set forth in this Agreement, to purchase, on the Effective Date and New UPC commits to sell to UGC on the Effective Date, an amount of shares of New UPC Common Stock with an aggregate value equal to the Maximum Subscription Amount, less the number of shares of New UPC Common Stock purchased by holders of UPC Notes pursuant to the New UPC Equity Purchase Rights, such shares of New UPC Common Stock to be purchased and sold at the Implied Purchase Price. The shares of New UPC Common Stock issuable pursuant to this Section 6.2 will be in addition to the Base Number of Shares.

                                  ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES OF UPC

     UPC hereby represents and warrants to each of the other parties hereto that the statements contained in this Article VII are true and correct.

     Section 7.1 Organization. UPC is a corporation duly organized and validly existing under the Laws of The Netherlands and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

     Section 7.2 Capitalization.

          (a) The authorized share capital of UPC is(euro)1,653,000,000 consisting of (i) 1,000,000,000 UPC Ordinary Shares A; (ii) 300,000,000 ordinary shares B, par value(euro)0.01 per share; (iii) 300 UPC Priority Shares; (iv) 49,999,700 UPC Preference Shares A; and (v) 600,000,000 preference shares B, par value(euro)0.01 per share. After giving effect to the Capital Amendment Proposal, immediately prior to the Effective Date the authorized share capital of UPC will be 450,000,000 ordinary shares A, par value(euro)0.02 per share, 50,000,000,000 ordinary shares C, par value(euro)0.02 per share, 300 UPC Priority Shares and 12,400 UPC Preference Shares A. As of the close of business on the date hereof, UPC had outstanding (i) 443,417,525 UPC Ordinary Shares A;
(ii) no ordinary shares B have been issued; (iii) 300 UPC Priority Shares; (iv) 12,400 UPC Preference Shares A; (v) no preference shares B have been issued and
(vi) sufficient UPC Ordinary Shares A are reserved for issuance upon the conversion, exchange or exercise of outstanding rights, options, warrants or convertible or exchangeable securities issued by UPC and set forth on Annex F and Annex G attached hereto. All of the outstanding share capital or other equity interests, as the case may be, of UPC are duly authorized, validly issued, fully paid and non-assessable, and are not subject to, nor were they issued in violation of, any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and were issued in compliance with applicable securities laws and regulations.

          (b) Except as set forth above or on Annex F and Annex G attached hereto, and except for the transactions contemplated by this Agreement, (i) there is no capital share or other security (voting or nonvoting) of UPC that is authorized, issued or outstanding, (ii) there are no outstanding or authorized options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, agreements, arrangements, commitments or claims of any character, contingent or otherwise, relating to the issued or unissued share capital of UPC or obligating UPC to issue, transfer or sell or cause to be issued, transferred or sold any capital shares or other equity interests in UPC or securities convertible into or exchangeable for such shares or equity interests, or obligating UPC to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible or exchangeable security, agreement, arrangement, commitment or claim, and (iii) there are no outstanding contractual obligations of UPC to repurchase, redeem or otherwise acquire any capital shares of UPC.

          Section 7.3 Authorization; Validity of Agreement; Corporate Action. UPC has full corporate power and authority to execute, deliver and, subject to obtaining the Shareholder Approval and the approval of the US Bankruptcy Court and the Administrator, perform this Agreement and each instrument required hereby to be executed and delivered and performed by UPC pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by UPC of this Agreement and each instrument required hereby to be executed and delivered by UPC pursuant to this Agreement and the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by UPC's management board and UPC's supervisory board, and, except for obtaining the Shareholder Approval and the approval of the UPC Priority Shares, voting as a separate class, no other corporate action on the part of UPC is necessary to authorize the execution, delivery and performance by UPC of this Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by UPC, and, assuming due and valid authorization, execution and delivery hereof by each other party hereto, is a valid and binding obligation of UPC enforceable against UPC in accordance with its terms, subject to the approval of the US Bankruptcy Court and the Administrator.

          Section 7.4 Consents and Approvals; No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by UPC with the provisions of this Agreement will not:

          (a) subject to obtaining the Shareholder Approval, violate or conflict with or result in any breach of any provision of the Articles of Association or By-laws or other organizational documents of UPC;

          (b) require any filing, recordation, declaration or registration with, or permit, order, authorization, consent, waiver or approval of, or action by or in respect of, or the giving of notice to, any Governmental Entity to which UPC is subject, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Restructuring and the transactions contemplated hereby and thereby, (ii) the filing with Euronext and/or the A-FM of the Prospectus and any applicable listing circulars, applications or notices, (iii) the obtaining of an auditor's statement in respect of the Prospectus and (iv) the commencement of the Chapter 11 Case, the filing of the Moratorium Petition and the receipt of the requisite approvals of the US Bankruptcy Court and the Administrator (collectively, the "Required UPC Consents");

          (c) subject to obtaining the Required UPC Consents and the Shareholder Approval, violate any of the terms, conditions or provisions of any Law or Judgment of any Governmental Entity to which UPC is subject or by which any of the foregoing or any of UPC's assets are bound, except that no representation is made with respect to any Law of any jurisdiction in which UPC is not engaged in business; or

excluding from preceding clauses (b) and (c) such matters that have not resulted in and would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on the ability of UPC to perform its respective material obligations under, and to consummate the transactions contemplated by, this Agreement and the Restructuring.

     Section 7.5 SEC Reports and Financial Statements. Except for such delays as are the subject of Forms 12b-25 timely filed with the SEC, UPC has filed timely with the SEC all forms, reports, schedules, statements and other documents (including, in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) required to be filed by it since January 1, 1999 under the Exchange Act or the Securities Act (as such documents have been amended or supplemented between the time of their respective filing and the date hereof, the "UPC SEC Documents"). Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such filing prior to the date hereof), the UPC SEC Documents (including, without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the financial statements contained in the UPC SEC Documents (including, in each case, any related notes and schedules) has been prepared from, and is in accordance with, the books and records of UPC and its consolidated Subsidiaries, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP as in effect during such periods (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position and the consolidated results of operations and cash flows of UPC and its consolidated Subsidiaries at the dates and for the periods covered thereby.

     Section 7.6 Brokers. Except for the fees and expenses of JP Morgan & Co. and Lazard Freres LLC (whose fees and expenses shall be paid by UPC in accordance with UPC's agreements with such firms), no agent, broker, Person or firm acting on behalf of UPC is or will be entitled to any advisory fee, commission or broker's or finder's fee from any party hereto (or any of their respective Affiliates) in connection with this Agreement, the Restructuring or any of the transactions contemplated hereby or thereby.

     Section 7.7 Voting Requirements. The affirmative vote of the holders of (i) a majority of the holders of the UPC Priority Shares, voting as a separate class, with each UPC Priority Share having one hundred (100) votes, and (ii) at least a majority of the outstanding UPC Voting Securities (voting as one class, with each UPC Voting Security having one hundred (100) votes), entitled to be cast in adopting the Proposals is the only vote of the holders of any class or series of UPC's share capital or other securities of UPC necessary under applicable Law or stock exchange (or similar self-regulatory organization) regulations to adopt the Proposals and for consummation by UPC of the transactions contemplated by this Agreement.

     Section 7.8 Feasibility. Based on an analysis of its financial circumstances and needs, UPC expects that, after giving effect to the equity investment contemplated under Article VI of this Agreement, consummation of the Restructuring on the terms set forth in this Agreement is not likely to be followed by the liquidation or the need for further judicial financial reorganization of UPC.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES
                      OF UGC, UGC HOLDINGS, NEW UPC AND UUB

     Each of UGC, UGC Holdings, New UPC and UUB hereby represents and warrants to each of the other parties hereto (other than each other UGC party) that the statements contained in this Article VIII are true and correct.

     Section 8.1 Organization. Each of UGC, UGC Holdings and New UPC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. UUB is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

     Section 8.2 Authorization; Validity of Agreement; Corporate Action. Each of UGC, UGC Holdings, New UPC and UUB has the full corporate or company power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each of UGC, UGC Holdings, New UPC and UUB of this Agreement and each instrument required hereby to be executed and delivered by UGC, UGC Holdings, New UPC or UUB, as the case may be, pursuant to this Agreement and the performance of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors or Managers, as the case may be, and no other corporate action or company action on the part of UGC, UGC Holdings, New UPC or UUB, as the case may be, is necessary to authorize the execution, delivery and performance by UGC, UGC Holdings, New UPC or UUB, as the case may be, of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of UGC, UGC Holdings, New UPC and UUB and, assuming due and valid authorization, execution and delivery hereof by each other party hereto, is a valid and binding obligation of UGC, UGC Holdings, New UPC and UUB, as the case may be, enforceable against such Person in accordance with its terms.

     Section 8.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance by each of UGC, UGC Holdings, New UPC and UUB with the provisions of this Agreement will not:

          (a) violate or conflict with or result in any breach of any provision of the Certificate of Incorporation, By-laws, Certificate of Formation, Limited Liability Company Agreement or other organizational documents of any of UGC, UGC Holdings, New UPC or UUB, as the case may be;

          (b) require any filing, recordation, declaration or registration with, or permit, order, authorization, consent, waiver or approval of, or action by or in respect of, or the giving of notice to, any Governmental Entity to which any of UGC, UGC Holdings, New UPC or UUB or any of their Subsidiaries is subject, except for (i) the filing with the SEC of such reports under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing with Nasdaq of a listing application in respect of the shares of New UPC Common Stock to be issued in respect of the Restructuring and (iii) the receipt of any requisite US Bankruptcy Court approvals and Administrator approvals;

          (c) subject to obtaining the approvals specified in Section 8.3(b), violate any of the terms, conditions or provisions of any Law or Judgment of any Governmental Entity to which any of UGC, UGC Holdings or UUB or any of their respective Subsidiaries is subject or by which any of the foregoing or any of their respective assets are bound, except that no representation is made with respect to any Law of any jurisdiction in which none of UGC, UGC Holdings or UUB and its Subsidiaries are not engaged in business;

excluding from preceding clauses (b) and (c) such matters that have not resulted in and would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on the ability of any of UGC, UGC Holdings, UUB or any member of the UGC Group to perform its respective material obligations under this Agreement, and to consummate the Restructuring and the transactions contemplated thereby.

     Section 8.4 Ownership of Securities. The members of the UGC Group are the lawful owners, beneficially and of record, of the Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares and UPC Ordinary Shares A and other claims against, or interests in, UPC set forth on Annex H, free and clear of all Liens.

     Section 8.5 Certain Securities Law Matters. Each of UGC, UGC Holdings and UUB hereby further represents for itself that:

     (a) Such Person is entering into this Agreement, the Restructuring and the transactions contemplated hereby and thereby for such Person's own account and it intends to acquire any shares of New UPC Common Stock or other securities of New UPC issued in connection with the Restructuring for investment purposes only and not with a view to, or the intention of, distributing any such shares of New UPC Common Stock or other securities in violation of the Securities Act or any other applicable securities laws of the United States, The Netherlands or any political subdivision of either of the foregoing, and any such securities will not be disposed of in contravention of the

Securities Act or any other applicable securities laws of the United States, The Netherlands or any political subdivision of either of the foregoing.

          (b) Such Person is sophisticated in financial matters and is able to evaluate the risks and benefits of an investment in New UPC and in shares of New UPC Common Stock. In addition, by virtue of such Person's expertise, the advice available to such Person, and its previous investment experience, such Person has extensive knowledge and experience in financial and business matters, investments, securities, and private placements and the capability to evaluate the merits and risks of this Agreement, the Restructuring and the transactions contemplated hereby and thereby.

          (c) Such Person is able to bear the economic risk of an investment in New UPC and New UPC Common Stock (including, without limitation, the complete loss of such investment) for an indefinite period of time.

          (d) Such Person has had an opportunity to ask questions and receive answers concerning the business and affairs of UPC and New UPC, the terms and conditions of the New UPC Common Stock and such other matters concerning its current investment in UPC, New UPC, the Restructuring and the transactions contemplated thereby and has had full access to such other information concerning UPC, New UPC, the Restructuring and the transactions contemplated thereby as such Person has requested.

          (e) Such Person is a "qualified institutional buyer," as such term is defined pursuant to Rule 144A(a) promulgated under the Securities Act or, if not such a "qualified institutional buyer," is an "accredited investor" as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D, promulgated under the Securities Act.

          Section 8.6 Brokers. Except for the fees and expenses of Credit Suisse First Boston Corporation and UBS Warburg LLC (whose fees and expenses shall be paid by UPC, or New UPC, as the case may be, in accordance with UGC's agreement with such firms and with UPC), no agent, broker, Person or firm acting on behalf of any member of the UGC Group is or will be entitled to any advisory fee, commission or broker's or finder's fee from any party hereto (or any of their respective Affiliates) in connection with this Agreement, the Restructuring or any of the transactions contemplated hereby or thereby.

                                   ARTICLE IX

           REPRESENTATIONS AND WARRANTIES OF PARTICIPATING NOTEHOLDERS

     Each Participating Noteholder, for itself and no other party, hereby represents and warrants to each of the other parties hereto that the statements contained in this Article IX are true and correct.

     Section 9.1 Organization. Such Participating Noteholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

     Section 9.2 Authorization; Validity of Agreement; Noteholder Action. Such Participating Noteholder has the full institutional power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it pursuant to this Agreement and, to perform its obligations hereunder and thereunder. The execution, delivery and performance by such Participating Noteholder of this

Agreement and each instrument required hereby to be executed and delivered by such Participating Noteholder, pursuant to this Agreement and the performance of such Participating Noteholder's obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized, to the extent such authorization is required, by its Board of Directors or other governing body and no other institutional action on the part of such Participating Noteholder is necessary to authorize the execution, delivery and performance by such Participating Noteholder of this Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Participating Noteholder and, assuming due and valid authorization, execution and delivery hereof by each other party hereto, is a valid and binding obligation of such Participating Noteholder enforceable against such Participating Noteholder in accordance with its terms.

     Section 9.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance by such Participating Noteholder with the provisions of this Agreement will not:

          (a) violate or conflict with or result in any breach of any provision of the Certificate of Incorporation, By-laws, other organizational documents of such Participating Noteholder;

          (b) require any filing, recordation, declaration or registration with, or permit, order, authorization, consent, waiver or approval of, or action by or in respect of, or the giving of notice to, any Governmental Entity to which such Participating Noteholder or any of its Affiliates is subject, except for (i) the filing with the SEC of such reports under the Exchange Act, as may be required in connection with this Agreement, the Restructuring and the transactions contemplated hereby and thereby and (ii) the receipt of requisite US Bankruptcy Court approvals and Administrator approvals;

          (c) subject to obtaining the approvals specified in clause (ii) above, violate any of the terms, conditions or provisions of any Law or Judgment of any Governmental Entity to which such Participating Noteholder is subject or by which any of the foregoing or any of their respective assets are bound, except that no representation is made with respect to any Law of any jurisdiction in which such Participating Noteholder are not engaged in business;

excluding from preceding clauses (b) and (c) such matters that have not resulted in and would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on the ability of such Participating Noteholder to perform its material obligations under this Agreement, and to consummate the Restructuring and the transactions contemplated thereby.

     Section 9.4 Ownership of Securities. Such Participating Noteholder is the lawful beneficial owner of the UPC Notes and other claims against, or interests in, UPC set forth on Schedule 1 of the Disclosure Letter, free and clear of all Liens.

     Section 9.5 Certain Securities Law Matters. (a) Such Participating Noteholder is entering into this Agreement, the Restructuring and the transactions contemplated hereby and thereby for such Participating Noteholder's own account (or for the account of its clients' funds) and it intends to acquire any shares of New UPC Common Stock or other securities of New UPC issued in connection with the Restructuring for investment purposes only and not with a view to, or the intention of, distributing any such shares of New UPC Common Stock or other securities in violation of the Securities Act or any other applicable securities laws of the United States, The Netherlands or any political subdivision of either of the foregoing, and any such securities will not be disposed of in contravention of the Securities Act or any other applicable securities laws of the United States, The Netherlands or any political subdivision of either of the foregoing.

          (b) Such Participating Noteholder is sophisticated in financial matters and is able to evaluate the risks and benefits of an investment in New UPC and in shares of New UPC Common Stock. In addition, by virtue of such Participating Noteholder's expertise, the advice available to such Participating Noteholder, and its previous investment experience, such Participating Noteholder has extensive knowledge and experience in financial and business matters, investments, securities, and private placements and the capability to evaluate the merits and risks of this Agreement, the Restructuring and the transactions contemplated hereby and thereby.

          (c) Such Participating Noteholder is able to bear the economic risk of an investment in New UPC and New UPC Common Stock (including, without limitation, the complete loss of such investment) for an indefinite period of time.

          (d) Such Participating Noteholder has had an opportunity to ask questions and receive answers concerning the business and affairs of UPC and New UPC, the terms and conditions of the New UPC Common Stock and such other matters concerning its current investment in UPC, New UPC, the Restructuring and the transactions contemplated thereby and has had full access to such other information concerning UPC, New UPC, the Restructuring and the transactions contemplated thereby as such Participating Noteholder has requested.

          (e) Such Participating Noteholder is a "qualified institutional buyer," as such term is defined pursuant to Rule 144A(a) promulgated under the Securities Act, or, if not such a "qualified institutional buyer," such Participating Noteholder is an "accredited investor" as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D, promulgated under the Securities Act.

     Section 9.6 Brokers. Except for the fees and expenses of Greenhill & Co. LLP (whose fees and expenses shall be paid by UPC in accordance with UPC's agreement with such firm and with the Participating Noteholders or, if the Restructuring is consummated on terms consistent with the terms of this Agreement and UPC does not pay such fees and expenses, by New UPC), no agent, broker, Person or firm acting on behalf of the Participating Noteholders is or will be entitled to any advisory fee, commission or broker's or finder's fee from any party hereto (or any of their respective Affiliates) in connection with this Agreement, the Restructuring or any of the transactions contemplated hereby or thereby.

                                   ARTICLE X

                                CERTAIN COVENANTS

     Section 10.1 Commercially Reasonable Efforts. Subject to the terms and conditions provided herein, each of the parties hereto shall, and shall cause each of its controlled Affiliates to, cooperate and use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Restructuring and the other transactions contemplated hereby and thereby and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws, to consummate and make effective the Restructuring and the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, each of the parties hereto shall, and shall cause each of their controlled Affiliates to, cooperate and use their commercially reasonable efforts promptly to:

          (a) make any and all filings, recordations, declarations or registrations with, obtain any and all actions or non-actions, licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of, give any and all notices to, take reasonable steps to avoid an action or proceeding by, any and all Governmental Entities and parties to contracts with UPC, in each case prior to the Effective Date, as are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Restructuring and the other transactions contemplated hereby and thereby;

          (b) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Restructuring or any of the other transactions contemplated hereby and thereby; it being understood and agreed that each party hereto shall promptly notify the other parties of any litigation (including any shareholder litigation), against such party and/or its directors relating to the Restructuring or any of the transactions contemplated hereby and thereby;

          (c) execute and deliver any additional instruments necessary to consummate the Restructuring and the transactions contemplated hereby and thereby and to carry out fully the purposes of this Agreement; and

          (d) cooperate in the taking of such actions under applicable Dutch corporate laws as are consistent with the intent of this Agreement and necessary or advisable for the consummation of the Restructuring.

     Section 10.2 Notification of Certain Matters. Each party hereto shall give prompt written notice to each other party, of (a) the occurrence or non-occurrence of any event known to such party, the occurrence or non-occurrence of which has resulted in, or is reasonably likely to result in, any representation or warranty set forth in this Agreement made by such party to be untrue or inaccurate in any material respect; (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; or (c) any action, suit, proceeding, inquiry or investigation pending or, to the knowledge of such party, threatened, that questions or challenges this Agreement or the consummation of the Restructuring of any of the transactions contemplated hereby and thereby; provided that the delivery of any notice pursuant to this Section 10.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder.

     Section 10.3 Tax Ruling. Each party hereto shall cooperate with UPC in seeking a tax ruling from the Dutch tax inspector in respect of the Restructuring, such ruling to be in form and substance satisfactory to UPC. UPC shall consult with UGC and the Committee regarding preparations for and the results of discussions with the Dutch tax inspector (and other tax authorities) in respect of such a ruling.

     Section 10.4 Forbearance. As long as this Agreement remains in effect, each Person party hereto (other than UPC) acknowledges and agrees that it shall forbear from (w) exercising the right to receive principal of, and interest or dividends on, any security of UPC held by such Person, (x) the filing of a notice of default, the taking of any action to accelerate or otherwise collect on any such security, (y) pursuing any rights or remedies (including acceleration of amounts due thereunder) available to such Person under any such security and (z) the commencement of litigation or proceedings (including arbitration) of any kind or nature against UPC or any of its Subsidiaries, arising as the result of, or in connection with, any failure to pay the principal of, or interest on, any such security or a default under any such security or in respect of any other rights or remedies of such Person under any such security or any indenture that governs any security of UPC held by such Person or any agreement among UPC and any such Person or Persons. After UPC becomes a debtor under the US Bankruptcy Code or subject to the moratorium under the Dutch Bankruptcy Code, the Persons party hereto (other than UPC) shall be entitled to exercise any rights or remedies they have in connection with the Chapter 11 Case or the Moratorium, as the case may be, in all cases consistent with the provisions and intent of this Agreement, subject to any stay or modifications of such rights or remedies which may exist or be entered in connection with such proceedings; provided that so long as this Agreement remains in effect, such Persons agree to exercise such rights and remedies only in a manner consistent with the provisions of this Agreement. Notwithstanding anything in this Section 10.4 to the contrary, if the Plan is confirmed and is not confirmed substantially on the terms set forth in this Agreement (after giving effect to any modifications made pursuant to Section 2.1(f)) the obligations under this Section 10.4 of each Person party hereto shall terminate.

     Section 10.5 Restrictions on Transfer. Until the Effective Date, each Person party hereto (other than UPC) agrees that it shall not (a) sell, transfer, assign, pledge, gift or otherwise dispose of any of its claims against, or interests in, UPC (including, without limitation, any Belmarken Notes, UPC Notes, UPC Preference Shares A or UPC Ordinary Shares A), in whole or in part, or any interest therein, unless the transferee thereof accepts such claim against, or interest in, UPC subject to the terms of this Agreement, as evidenced by an agreement executed by such transferee that provides, among other things, that UPC is an express third-party beneficiary of such agreement or (b) grant any proxies, deposit any of its claims against, or interests in, UPC (including, without limitation, any Belmarken Notes, UPC Notes, UPC Preference Shares A or UPC Ordinary Shares A) into a voting trust, or enter into a voting or tendering agreement with respect to any claims against, or interests in, UPC, unless such arrangement provides for compliance with this Agreement. In the event that a Person party to this Agreement transfers any such claim against, or interest in, UPC prior to the final vote on the Plan or the Akkoord, the transferee of such claim against, or interest in, UPC shall comply with and be subject to all the terms of this Agreement, including, but not limited to, the transferring party's obligations to vote in favor of the Plan and the Akkoord and shall, as a condition precedent to such transfer, execute an agreement on terms substantially identical in all respects to the terms of this Agreement.

     Section 10.6 Further Acquisition of Claims or Interests. This Agreement shall in no way be construed to preclude any Person party hereto from acquiring additional claims against, or interests in, UPC; provided that if any such Person acquires any additional claims against, or interests in, UPC after the date of this Agreement, such additional claims against, or interests in, UPC shall immediately upon such acquisition without further action on the part of UPC or the acquiring Person become subject to the terms of this Agreement.

     Section 10.7 Impact of Appointment of Creditors' Committee. If an official committee of unsecured creditors is appointed by the United States Trustee in the Chapter 11 Case or by the Dutch Bankruptcy Court in the case of the Moratorium Petition, UPC shall cooperate reasonably with the Participating Noteholders in seeking to cause the United States Trustee or the Dutch Bankruptcy Court, as the case may be, to appoint some or all of the Participating Noteholders to be members of such official committee pursuant to section 1102 of the Bankruptcy Code and the Dutch Bankruptcy Code. Nothing contained in this Agreement shall limit the ability of any Participating Noteholder appointed to such committee to take such acts as a committee member that are required by or consistent with the fiduciary duties of a committee member; provided that the freedom to act as a committee member (including the freedom to vote in committee meetings and to instruct committee professionals to act on behalf of such committee) shall not affect the obligations of the Participating Noteholder to vote its Restricted Claims as provided herein and shall not otherwise affect the continuing obligations of such Participating Noteholder(s) under this Agreement or the validity or enforceability of this Agreement. In the event that an official creditors' committee is so appointed, where the context so permits, all references to the "Committee" set forth herein shall thereafter be deemed to refer to such official creditors' committee until such time as the official creditors' committee is dissolved or disbanded.

     Section 10.8 Releases and Exculpation.

          (a) Releases. The Plan and the New UPC Dutch Exchange Offer will contain provisions addressing releases, in each case substantially as follows:

     "Effective the Confirmation Date, but subject to the occurrence of the Effective Date, UGC, UGC Holdings, UPC, New UPC, each Participating Noteholder, each holder of UPC Notes, and each of the foregoing's respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, shall be released from any and all claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings and liabilities which UPC or any holder of a claim against, or interest in, UPC may be entitled to assert, under the laws of the United States or The Netherlands or any political subdivision of either of them, whether for fraud, tort, contract, violations of applicable securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, based in whole or in part upon any act, omission, transaction, state of facts, circumstances or other occurrence or failure of an event to occur, taking place before the Confirmation Date and in any way relating to UPC, the issuance, purchase or sale of the Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares, UPC Ordinary Shares A, the Restructuring, the Chapter 11 Case, the Moratorium Petition, the Plan, or the Akkoord; provided, however, that nothing herein shall release any Person from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon any act or omission arising out of such Person's gross negligence or willful misconduct; provided further, that nothing herein shall release UPC, New UPC, UGC or any Participating Noteholder from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon such Person's failure to comply with, or breach of such Person's obligations under, the Plan, the Akkoord or this Agreement; provided further, that to the extent that, on the Effective Date, New UPC is the holder of any Belmarken Notes, UPC Notes or other claims or interests of General Unsecured Creditors, whether obtained through the New UPC Dutch Exchange Offer and the application of Plan Option 1 or otherwise, the claims represented by such Belmarken Notes, UPC Notes or other claims or interests of General Unsecured Creditors held by New UPC will not be released, but will instead remain outstanding as indebtedness of UPC to New UPC. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, all holders of Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares, UPC Ordinary Shares A, shall be deemed to release, and shall be permanently enjoined from bringing, maintaining, facilitating or assisting any action, demand, suit or proceeding against, UPC and UPC's current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, in respect of any claims, obligations, rights, causes of action, demands, suits, proceedings and liabilities related to, or arising from, any and all claims or interests arising under, in connection with, or related to the Belmarken Notes, the UPC Notes, the UPC Preference Shares A, UPC Priority Shares, UPC Ordinary Shares A, or the issuance, purchase, or sale thereof; provided that such release and injunction shall not be binding on New UPC to the extent of New UPC's claims solely against UPC on account of any Belmarken Notes, UPC Notes or other claims or interests of General Unsecured Creditors held by New UPC, whether obtained through the New UPC Dutch Exchange Offer and the application of Plan Option 1 or otherwise."

          (b) Exculpation. The Plan and the New UPC Dutch Exchange Offer will contain provisions addressing exculpation and limitation of liability, in each case substantially as follows:

     "None of UGC, UGC Holdings, UPC, New UPC any Participating Noteholder, any holder of UPC Notes, UPC Preference Shares A, UPC Priority Shares, UPC Ordinary Shares A, or any of the foregoing's respective current or former officers, directors,

Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective property, shall have or incur any liability to any holder of a claim or an interest, or any other party in interest, or any of their respective officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Moratorium Petition, the Chapter 11 Case, the solicitation of acceptances of the Plan or the Akkoord, the pursuit of confirmation of the Plan or the acceptance of the Akkoord, the consummation of the Plan or the Akkoord, or the administration of the Plan or the Akkoord or the property to be distributed under the Plan or the Akkoord, except for (i) their gross negligence or willful misconduct and (ii) solely in the case of UPC, New UPC, UGC or any Participating Noteholder, any liability for failure to comply with, or breach of such Person's obligations under, the Plan, the Akkoord or this Agreement, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, the Akkoord and this Agreement.

     "Notwithstanding any other provision of the Plan or the Akkoord, no holder of a claim or interest, no other party in interest, none of their respective current or former officers, directors, subsidiaries, affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, shall have any right of action, demand, suit or proceeding against UGC, UGC Holdings, UPC, New UPC, each Participating Noteholder, each holder of UPC Notes, the Belmarken Notes, UPC Ordinary Shares A, UPC Preference Shares A, UPC Priority Shares and each of the foregoing's respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Moratorium Petition, the Chapter 11 Case, the solicitation of acceptances of the Plan or the Akkoord, the pursuit of confirmation of the Plan or the acceptance of the Akkoord, the consummation of the Plan or the Akkoord, or the administration of the Plan or the Akkoord or the property to be distributed under the Plan or the Akkoord, except for their gross negligence or willful misconduct."

     Section 10.9 Advisors.

          (a) UPC shall pay the fees and expenses of UGC's and New UPC's advisors and attorneys in connection with the preparation, negotiation, execution and performance of (i) this Agreement, (ii) the Restructuring or (iii) any of the transactions contemplated hereby or thereby, including the fees and expenses of Credit Suisse First Boston Corporation and UBS Warburg, or, if the Restructuring is consummated on terms consistent with the terms of this Agreement and UPC does not pay such fees and expenses, such fees and expenses shall be paid by New UPC.

          (b) UPC shall pay the fees and expenses of the Participating Noteholders' advisors and attorneys in connection with the preparation, negotiation, execution and performance of (iii) this Agreement, (ii) the Restructuring or (iii) any of the transactions contemplated hereby or thereby, including the fees and expenses of Greenhill & Co. LLP, or, if the Restructuring is consummated on terms consistent with the terms of this Agreement and UPC does not pay such fees and expenses, such fees and expenses shall be paid by New UPC.

     Section 10.10 Post-Restructuring UPC Governance. The parties acknowledge that it is their intention that, after consummation of the Restructuring, such changes will be made to the corporate governance of UPC to ensure that the decisions taken by the board of New UPC will be implemented by UPC and that the approval requirements of Sections 4.2 and 4.3 will be applicable to actions taken by UPC. The parties hereto further acknowledge that UPC will continue to qualify as an international holding company in accordance with article 153 paragraph 3 and respectively article 263 paragraph 3 book 2 of the Dutch Civil Code.

     Section 10.11 Cancellation of priority shares and preference shares A. The parties hereto acknowledge that it is their intention that, after consummation of the Restructuring, as soon as UPC is a wholly-owned subsidiary of New UPC, New UPC and UPC shall take such action as is necessary to cause the cancellation of the priority shares and the preference shares A.

                                   ARTICLE XI

                           TERMINATION AND ABANDONMENT

     Section 11.1 Termination.

          (a) This Agreement may be terminated at any time prior to the Effective Date:

          (i)  by   the   mutual   written   consent   of   UPC,   UGC,   and  a
     Majority-in-Interest of the Participating Noteholders;

          (ii)  by  UGC,  UPC,  New  UPC  or  a   Majority-in-Interest   of  the
     Participating Noteholders if the Filing Date has not occurred on or prior to December 31, 2002;

          (iii) by UGC or a Majority-in-Interest of the Participating Noteholders, if the Disclosure Statement contains information materially different from information provided in writing to UGC or the Participating Noteholders, as the case may be, by UPC in connection with the negotiation and execution of this Agreement, which information adversely impacts the value of the consideration being received by UGC or the Participating Noteholders, as the case may be, pursuant to the Plan and the Akkoord, and
     (i) within ten (10) days after receipt of the Disclosure Statement, UGC or the Participating Noteholders have given written notice to UPC specifying in reasonable detail the alleged differences, and (ii) within ten (10) days after receipt of such notice UPC has not advised UGC or the Participating Noteholders, as the case may be, that (A) it concurs with the claimed difference in the Disclosure Statement and will take steps to conform the disclosure to the previous disclosure (in which case UPC shall have thirty
     (30) days to effect a cure) or (B) it disagrees with UGC's or the Participating Noteholders' notice, as the case may be, and submits the issue to the US Bankruptcy Court for resolution (in which case the parties shall be bound by the determination of the US Bankruptcy Court);

          (iv) by UPC, UGC or a Majority-in-Interest of the Participating Noteholders, unless, on or prior to the deadline for voting to accept or reject the Plan pursuant 11 USC ss. 1126, UPC has obtained a tax ruling from the Dutch tax inspector in respect of the Restructuring the effect of which is that there are no adverse effects upon the value of UPC as a result of the Dutch tax consequences of consummating the Restructuring on the terms set forth in this Agreement, after giving effect to any changes in the transaction structure made in accordance with Section 2.1(f);

          (v)  by  UPC,  UGC  or a  Majority-in-Interest  of  the  Participating
     Noteholders if, prior to the Effective Date, the lenders under the UPC Distribution Credit Facility accelerate any material indebtedness or other material obligations under the UPC Distribution Credit Facility; or

          (vi) by UPC, UGC or a Majority-in-Interest of the Participating Noteholders if, prior to the Effective Date, the UPC Distribution Credit Facility is amended in a manner materially adverse to UPC; provided that all parties agree that an amendment to the UPC Distribution Credit Facility substantially in the form provided to UGC and the Committee prior to the date hereof shall not be deemed to be materially adverse to UPC.

          (b) Any party to this Agreement may terminate its obligations under this Agreement:

          (i) at any time after the date which is nine (9) months after the Filing Date;

          (ii) upon the earliest to occur of (A) the  conversion  of the Chapter
     11 Case to cases under Chapter 7 of the US Bankruptcy Code, (B) the appointment of a Chapter 11 trustee, (C) the conversion of the moratorium to a bankruptcy under the Dutch Bankruptcy Code, (D) the Akkoord's rejection by the creditors' meeting of UPC without any legal remedy being open to UPC to challenge the rejection, (E) the Plan is rejected by UPC's creditors without any option being available to UPC to challenge such rejection or amend the Plan, (F) the Akkoord is not approved by the Dutch Bankruptcy Court on terms consistent with the terms set forth in this Agreement, including after giving effect to any changes in the transaction structure made in accordance with Section 2.1(f), or (G) the Plan is confirmed by the US Bankruptcy Court on terms inconsistent with the terms set forth in this Agreement, including after giving effect to any changes in the transaction structure made in accordance with Section 2.1(f);

          (iii) if the representations or warranties of any other party to this Agreement shall fail to be true in any material respect;

          (iv) if any other party fails to perform in any material respect any covenant or agreement of such other party pursuant to this Agreement;
     provided  that no party  may  terminate  this  Agreement  pursuant  to this
     Section 11.1(b)(iv) if such party's conduct has contributed in any material respect to the non-performance alleged as the basis for terminating this Agreement or if such party is otherwise in material breach of its obligations hereunder; or

          (v) if UPC or UGC changes the  transaction  structure in a manner that
     (a) reduces the percentage of the Base Number of Shares to be offered to the holders of the UPC Notes (other than the UGC Group) as set forth in
     Section  2.1(d),  (b) alters the provisions of Article IV or Article VI, or
     (c) is materially adverse to the Participating Noteholders.

     Section 11.2 Effect of Termination. Except for any willful and material breach of this Agreement by any party hereto (which breach and liability therefor shall not be affected by the termination of this Agreement), if this Agreement is terminated by any Party as provided in Section 11.1, this Agreement shall become void and have no further effect, without any liability or obligation on the part of any Party, other than the provisions of this Section
11.2 and Sections 10.9, 12.1, 12.2, 12.3, 12.4, 12.8 and 12.12.

                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.1 Nonsurvival of Representations and Warranties. The respective representations and warranties of the parties hereto contained in this Agreement shall not be deemed waived or otherwise affected by any investigation made by any other party. Each and every such representation and warranty shall expire with, and be terminated and extinguished upon the occurrence of, the Effective Date, and thereafter no party shall be under any liability whatsoever with respect to any such representation and warranty.

     Section 12.2 Notices. All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered
(i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) Business Day after being sent for next business day delivery, fees prepaid, via a reputable internationally recognized overnight courier service, in each case to the intended recipient as set forth below:

          (a) if to UPC, to:

              Boeing Avenue 53
              Schiphol Rijk 1119
              The Netherlands
              Telephone: +31-20-778-9872
              Facsimile: +31-20-778-9841
              Attention:  Ton Tuijten
          with a copy to:

              White & Case LLP
              1155 Avenue of the Americas
              New York, New York  10036
              Attention:    William F. Wynne, Jr., Esq.
              Telephone:    +1-212-819-8200
              Facsimile:    +1-212-354-8113;

          (b) if to UGC, UGC Holdings, or UUB to:

              UnitedGlobalCom, Inc.
              4643 South Ulster Street
              13th Floor
              Denver, Colorado 80237
              Telephone: (303) 770-4001
              Facsimile: (303) 770-4207
              Attention:  Ellen Spangler


          with a copy to:

              Holme Roberts & Owen LLP
              1700 Lincoln, Suite 1700
              Denver, Colorado  80203
              Attention: W. Dean Salter, Esq.
              Telephone: +1-303-861-7000
              Facsimile: +1-303-866-0800

          And a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              300 South Grand Avenue, Suite 3400
              Los Angeles, California  90071
              Attention: Nick P. Saggese, Esq.
              Telephone: +1-213-687-5000
              Facsimile: +1-213-687-5600

          (c) if to the Participating Noteholders, to the address and attention of such parties set forth on Annex A, with a copy to:

              Paul, Weiss, Rifkind, Wharton & Garrisson
              1285 Avenue of the Americas
              New York, New York 10019
              Attention:  Jeffrey D. Saferstein, Esq.
              Telephone: +1-212-373-3000
              Facsimile: +1-212-757-3990

Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, facsimile or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

     Section 12.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter hereof.

     Section 12.4 No Third-Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto.

     Section 12.5 Amendment. Subject to Section 12.15, this Agreement may not be amended except by an instrument in writing signed by each of UPC, UGC and a Majority-in-Interest of the Participating Noteholders.

     Section 12.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 12.7 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

     Section 12.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a Governmental Entity of competent jurisdiction to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York; provided that (i) all matters with respect to the Chapter 11 Case shall be governed by the US Bankruptcy Code and the US Bankruptcy Rules, (ii) all matters with respect to the Moratorium Petition and related proceedings shall be governed by the Dutch Bankruptcy Code and (iii) all matters with respect to the conduct of the Shareholders Meeting, the issuance and/or reduction of share capital in UPC and other matters relating to the internal governance of UPC shall be governed by applicable Dutch company Laws.

     Section 12.10 Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Restructuring or the transactions contemplated hereby and thereby shall be brought in any federal or state court located in the County and State of New York or in the District Court sitting in the Municipality of Amsterdam, The Netherlands, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.2 as to giving notice hereunder shall be deemed effective service of process on such party. Notwithstanding the foregoing consent to jurisdiction, upon the commencement of the Chapter 11 Case and the filing of the Moratorium Petition, each of the parties hereto agrees that the US Bankruptcy Court and the Dutch Bankruptcy Court, or such other courts that may have jurisdiction over the Chapter 11 Case and the Moratorium Petition, as the case may be, shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement, the Restructuring and the transactions contemplated hereby and thereby.

     Section 12.11 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Each of the parties hereto agrees that irreparable damage would occur to each other party hereto in the event that any of the provisions of this Agreement were not performed by such Person in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court as to which the parties have agreed to submit to jurisdiction pursuant to Section 12.10 of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereto further agrees to waive any requirement for the securing or posting of any bond in connection with obtaining any such injunction or other equitable relief. All matters relating solely to issues of Dutch bankruptcy law shall be governed by and be construed in accordance with the Dutch Bankruptcy Code and all other relevant Dutch Laws, except that the company Laws of The Netherlands shall apply to all matters relating to issues of general corporate law.

     Section 12.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY OTHER PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

     Section 12.13 Consideration. It is acknowledged by the parties hereto that no consideration shall be due or paid to any Participating Noteholder for its agreement to vote to accept the Plan and the Akkoord in accordance with the terms and conditions of this Agreement, other than UPC's agreement to use its reasonable best efforts to obtain approval of the Disclosure Statement, acceptance of the Akkoord and confirmation of the Plan in accordance with the terms and conditions of this Agreement.

     Section 12.14 Acknowledgment of Risks. Each of the Participating Noteholders has received and reviewed this Agreement and believes that it has received "adequate information" with respect to its decision to vote in favor of the Plan, as such term is defined in 11 U.S.C. ss. 1125(a), and the Akkoord, subject however to approval by a US Bankruptcy Court of a disclosure statement under Section 1125 that contains information not materially different from the information provided to the Participating Noteholders. This Section 12.14 does not waive whatever rights a Participating Noteholders may have under Sections 1125-26 of the US Bankruptcy Code.

     Section 12.15 Action by Participating Noteholders. Whenever this Agreement specifies that any action hereunder shall be taken or any consent or waiver be given by the Participating Noteholders, unless otherwise specified, such action shall be taken or such consent or waiver shall be given if approved by a Majority-in-Interest of the Participating Noteholders; provided, however, that no action may be taken or consent or waiver given without the consent of each Participating Noteholder where such action, consent or waiver would increase the obligations of any Participating Noteholder under this Agreement or reduce the percentage of the Base Number of Shares to be offered to the holders of the UPC Notes (other than the UGC Group) as set forth in Section 2.1(d).



                [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.




                                     UNITED PAN-EUROPE COMMUNICATIONS N.V.



                                     By: /s/ CHARLES H.R. BRACKEN
                                        -----------------------------------
                                        Name:  Charles H.R. Bracken
                                        Title: Chief Financial Officer and
                                               Member of the Board of Management



                                     By: /s/ ANTON A.M. TUIJTEN
                                        -----------------------------------
                                        Name:  Anton A.M. Tuijten
                                        Title: General Counsel and Member
                                               of the Board of Management

                                     NEW UPC, INC.



                                     By: /s/ MICHAEL T. FRIES
                                        -----------------------------------
                                        Name:  Michael T. Fries
                                        Title:  President






                                     UNITEDGLOBALCOM, INC.



                                     By: /s/ MICHAEL T. FRIES
                                        -----------------------------------
                                        Name:  Michael T. Fries
                                        Title: President and Chief Operating
                                                 Officer





                                     UGC HOLDINGS, INC.



                                     By: /s/ MICHAEL T. FRIES
                                        -----------------------------------
                                        Name:  Michael T. Fries
                                        Title: President and Chief Operating
                                                 Officer





                                     UNITED EUROPE, INC.



                                     By: /s/ MICHAEL T. FRIES
                                        -----------------------------------
                                        Name:  Michael T. Fries
                                        Title: President





                                     UNITED UPC BONDS, LLC



                                     By: /s/ MICHAEL T. FRIES
                                        -----------------------------------
                                        Name:  Michael T. Fries
                                        Title:  Authorized Signatory

                                     APOLLO INVESTMENT FUND IV, L.P.
                                       By APOLLO MANAGEMENT IV, L.P.



                                     By: /s/ MIKE WEINER
                                        -----------------------------------
                                        Name:  Mike Weiner
                                        Title: Vice President





                                     APOLLO OVERSEAS PARTNERS IV, L.P.
                                       By APOLLO MANAGEMENT IV, L.P.



                                     By: /s/ MIKE WEINER
                                        -----------------------------------
                                        Name:  Mike Weiner
                                        Title: Vice President

                                     ARES LEVERAGED INVESTMENT FUND, L.P.
                                       By ARES MANAGEMENT, L.P.



                                     By: /s/ SETH J. BRUFSKY
                                        -----------------------------------
                                        Name:  Seth J. Brufsky
                                        Title: Vice President





                                     ARES LEVERAGED INVESTMENT FUND II, L.P.
                                       By ARES MANAGEMENT II, L.P.



                                     By: /s/ SETH J. BRUFSKY
                                        -----------------------------------
                                        Name:  Seth J. Brufsky
                                        Title: Vice President





                                     ARES III CLO LTD.
                                       By ARES CLO MANAGEMENT LLC



                                     By: /s/ SETH J. BRUFSKY
                                        -----------------------------------
                                        Name:  Seth J. Brufsky
                                        Title: Vice President





                                      ARES IV CLO LTD
                                        By ARES CLO MANAGEMENT IV, L.P.
                                        By ARES CLO GP IV, LLC



                                      By: /s/ SETH J. BRUFSKY
                                         -----------------------------------
                                         Name:  Seth J. Brufsky
                                         Title: Vice President

                                      MACKAY SHIELDS LLC



                                      By: /s/ DONALD E. MORGAN III
                                         -----------------------------------
                                         Name:  Donald E. Morgan III
                                         Title: Managing Director

                                      SALOMON BROTHERS ASSET MANAGEMENT



                                      By: /s/ PETER WILBY
                                         -----------------------------------
                                         Name:  Peter Wilby
                                         Title: Managing Director

                                      EVEREST CAPITAL LIMITED
                                        as General Partner/Investment Manager
                                        for Certain Managed Accounts



                                      By: /s/ MALCOLM STOTT
                                         -----------------------------------
                                         Name:  Malcolm Stott
                                         Title: Chief Operating Officer


                                      By: /s/ ERIC GRAHAM
                                         -----------------------------------
                                         Name:  Eric Graham
                                         Title: Principal

                                      CAPITAL RESEARCH AND MANAGEMENT
                                        COMPANY on behalf of Fundamental
                                        Investors, Inc.



                                      By: /s/ PAUL G. HAAGA, JR.
                                         -----------------------------------
                                         Name:  Paul G. Haaga, Jr.
                                         Title: Executive Vice President

                                                                        Annex A
                                                                        -------
                                                       Participating Noteholders



         I.       MacKay Shields LLC
                  9 West 57th Street
                  New York, NY 10019
                  Attention: Ben Renshaw
                  Research

         II.      Apollo Management, LP
                  1999 Avenue of the Stars,
                  Suite 1900
                  Los Angeles, CA  90402
                  Attention: Steve Martinez

         III.     Capital Research & Management Co.
                  11100 Santa Monica Blvd.
                  Los Angeles, CA  90025
                  Attention: Marc Linden

         IV.      Everest Capital
                  2601 S. Bayshore Drive
                  Miami, FL  33133
                  Attention: John Malloy
                  Managing Director

         V.       Salomon Brothers Asset Management
                  388 Greenwich Street, Floor 8
                  New York, N.Y. 10013
                  Attention: Ross Margolies
                  Managing Director

                                                                        Annex B
                                                                        -------
                                                UPC Notes Owned by the UGC Group




---------------------------------------------------------------------------------------------------------------------------
                                                                                                       Principal Amount
                                                                            Principal Amount             At Maturity
                                                                             (Senior Notes)        (Senior Discount Notes)
                                                                             --------------        ----------------------
   UPC Senior Notes:
     UPC 10 7/8% Senior Notes due August 1, 2009                                $241,181,000
     UPC 10 7/8% Senior Notes due August 1, 2009 - Euro                    (euro) 69,870,000
     UPC 10 7/8% Senior Notes due November 1, 2007                               $56,142,000
     UPC 10 7/8% Senior Notes due November 1, 2007 - Euro                  (euro) 31,315,000
     UPC 11 1/4% Senior Notes due November 1, 2009                              $125,305,000
     UPC 11 1/4% Senior Notes due November 1, 2009 - Euro                  (euro) 31,734,000
     UPC 11 1/2% Senior Notes due February 1, 2010                               $83,649,000
     UPC 11 1/4% Senior Notes due February 1, 2010                              $209,967,000
     UPC 11 1/4% Senior Notes due February 1, 2010 - Euro                  (euro) 63,528,000

   UPC Senior Discount Notes:
     UPC 12 1/2% Senior Discount Notes due August 1, 2009                                                   $235,200,000
     UPC 13 3/8% Senior Discount Notes due November 1, 2009                                                 $149,795,000
     UPC 13 3/8% Senior Discount Notes due November 1, 2009 - Euro                                     (euro) 66,656,000
     UPC 13 3/4% Senior Discount Notes due February 1, 2010                                                 $334,094,000
-------------------------------------------------------------------------------------------------------------------------


                                                                        Annex C
                                                                        -------
                                                          UPC Notes Owned by UPC




-------------------------------------------------------------------------------------------------------------------------
                                                                                                       Principal Amount
                                                                            Principal Amount             At Maturity
                                                                            (Senior Notes)         (Senior Discount Notes)
                                                                           -----------------       -----------------------
   UPC Senior Notes:
     UPC 10 7/8% Senior Notes due August 1, 2009                                 $38,335,000
     UPC 10 7/8% Senior Notes due August 1, 2009 - Euro                     (euro)86,943,000
     UPC 10 7/8% Senior Notes due November 1, 2007                               $30,091,000
     UPC 10 7/8% Senior Notes due November 1, 2007 - Euro                   (euro)30,834,000
     UPC 11 1/4% Senior Notes due November 1, 2009                               $12,510,000
     UPC 11 1/4% Senior Notes due November 1, 2009 - Euro                   (euro)30,873,000
     UPC 11 1/2% Senior Notes due February 1, 2010                               $70,504,000
     UPC 11 1/4% Senior Notes due February 1, 2010                               $31,550,000
     UPC 11 1/4% Senior Notes due February 1, 2010 - Euro                   (euro)53,480,000

   UPC Senior Discount Notes:
     UPC 13 3/8% Senior Discount Notes due November 1, 2009                                                   $2,000,000
     UPC 13 3/8% Senior Discount Notes due November 1, 2009 - Euro                                       (euro)6,000,000
     UPC 13 3/4% Senior Discount Notes due February 1, 2010                                                  $16,300,000
-------------------------------------------------------------------------------------------------------------------------


                                                                        Annex D
                                                                        -------
                             Post-Restructuring Equity Capitalization of New UPC






Outstanding shares of New UPC
Common Stock ($.01 par value per share):

    Base Number of Shares:
    ---------------------

    Shares Issued in exchange for Belmarken Notes and
      UPC Notes owned by UGC Group on date of Agreement           32,750,000(1)

    Shares issued in exchange for UPC Notes (other than
      UPC Notes owned by the UGC Group on the date
      of Agreement)                                               16,250,000

    Shares issued in exchange for UPC Priority Shares, UPC
      Ordinary Shares A, UPC Preference Shares A                   1,000,000
                                                                 -----------


    Total Base Number of Shares                                   50,000,000(2)
                                                                 ===========

    Effective Date Equity Investment:
    --------------------------------


     (euro)100 million worth of shares of New UPC Common Stock issued at the per share price implied by the Plan reduced on a euro for euro

------------------------
(1) Assumes all UPC Notes are exchanged pursuant to Plan Option 1/Dutch Exchange Offer Option. If Plan Option 2 applies to any UPC Notes, the excess number of shares of New UPC Common Stock that would have been issued and exchanged under Plan Option 1 for those UPC Notes shall not be issued or exchanged.

(2) For illustrative purposes only, the number of shares of New UPC Common Stock to be issued as the "Base Number of Shares" has been assumed to be 50,000,000 shares for purposes of this Schedule D. Any changes to the number of shares of New UPC Common Stock to be issued as the "Base Number of Shares" will not be effected unless they result in the same proportional capitalization of New UPC immediately after giving effect to the Restructuring.

     basis based on (1) the net proceeds of any assets sold by UPC prior to the Effective Date, other than assets sold in the ordinary course of UPC's business in a manner consistent with its past practices, or (2) the net proceeds from any non-dilutive capital raised by UPC (other than capital received by UPC from UGC.

Management Incentive Plan:
-------------------------

     The Plan will provide that, at the discretion of New UPC's board of directors, options with respect to no more than five (5) percent of New UPC's common equity outstanding immediately after the Effective Date, on a fully-diluted basis, can be issued during the period beginning on the Effective Date and continuing until the third anniversary of the Effective Date to certain members of New UPC's and its Subsidiaries' management and other employees pursuant to compensation arrangements adopted by New UPC's board of directors (any options issuable under such compensation arrangements on the Effective Date shall have an exercise price no less than the share price implied by the Plan and as set forth in the Disclosure Statement). Any shares reserved for issuance under the management incentive plan shall be in addition to the Base Number of Shares.

                                                                        Annex E
                                                                        -------
                                          Material Litigation Claims Against UPC


1. In Re. Initial Public Offering Securities Litigation, Master File No. 21 MC 92 (SAS) United States District Court for the Southern District of New York. United States of America

2. George H. Billings, Douglas Allen, Matthew Allen, Alvin Allen et al. Versus United Pan-Europe Communications NV, case number 1317/50048173, Rechtbank te Amsterdam, Tweede Enkelvoudige Kamer Rolnummr 2002/1083 (Referred to as the Cignal Litigation).

3. InterComm Holdings L.L.C., InterComm France CVOHA, InterComm France II CVOHA and Reflex Participations versus United Pan-Europe Communications NV, Belmarken Holding BV and UPC France Holding BV, International Chamber of Commerce, Court of Arbitration, Paris France.

                                                                        Annex F
                                                                        -------
                                                     Outstanding Material Rights
                           Options and Warrants to Acquire UPC Ordinary Shares A

                          UPC STOCK OPTION PLAN SUMMARY
                            FROM 1/1/1995 TO 9/9/2002


--------------------------------------------------------------------------------
S T O C K   O P T I O N    S H A R E S
--------------------------------------------------------------------------------
                                           SHARES                EURO
--------------------------------------------------------------------------------
GRANTS                                   43,852,497   (euro) 360,333,208
--------------------------------------------------------------------------------
EXERCISES                               -16,024,733    -(euro)28,980,337
--------------------------------------------------------------------------------
CANCELLATIONS                            -5,888,685    -(euro)82,905,875
--------------------------------------------------------------------------------
TOTAL OUTSTANDING                        21,939,079   (euro) 248,446,996
--------------------------------------------------------------------------------

Prices range from(euro)1.0000 to(euro)75.0000, with an Average of(euro)11.3244 Expiration Dates range from 18/3/2003 to 15/2/2007

                         UPC PHANTOM STOCK OPTIONS PLAN SUMMARY
                            FROM 1/1/1995 TO 9/9/2002


--------------------------------------------------------------------------------
S T O C K   O P T I O N    S H A R E S
--------------------------------------------------------------------------------
                                           SHARES                EURO
--------------------------------------------------------------------------------
GRANTS                                    7,343,391    (euro) 25,695,745
--------------------------------------------------------------------------------
EXERCISES                                -1,568,469     -(euro)3,098,314
--------------------------------------------------------------------------------
CANCELLATIONS                            -2,734,766     -(euro)6,801,079
--------------------------------------------------------------------------------
TOTAL OUTSTANDING                         3,040,156    (euro) 15,796,352
--------------------------------------------------------------------------------

Prices range from(euro)1.8151 to(euro)28.6700, with an Average of(euro)5.1959 Expiration Dates range from 3/18/2008 to 4/4/2010



$1,225,000,000 (principal amount at maturity) of Belmarken Notes
Option Agreement, dated as of November 5, 1998, between UPC and DIC Communication and Technology Ltc. And PEC Israel Economic Corporation.

CHELLO PHANTOM STOCK OPTIONS PLAN SUMMARY
                            FROM 1/1/1995 TO 9/9/2002

--------------------------------------------------------------------------------
S T O C K   O P T I O N    S H A R E S
--------------------------------------------------------------------------------
                                           SHARES                EURO
--------------------------------------------------------------------------------
GRANTS                                    3,181,776    (euro) 37,448,553
--------------------------------------------------------------------------------
EXERCISES                                -1,016,866     -(euro)7,845,603
--------------------------------------------------------------------------------
CANCELLATIONS                            -1,120,762    -(euro)21,339,297
--------------------------------------------------------------------------------
TOTAL OUTSTANDING                         1,044,148     (euro) 8,263,653
--------------------------------------------------------------------------------

Prices range from(euro)4.3100 to(euro)50.0000, with an Average of(euro)7.9143 Expiration Dates range from 6/15/2008 to 10/19/2010



                        CHELLO STOCK OPTION PLAN SUMMARY
                            FROM 1/1/1995 TO 9/9/2002

--------------------------------------------------------------------------------
S T O C K   O P T I O N    S H A R E S
--------------------------------------------------------------------------------
                                           SHARES                EURO
--------------------------------------------------------------------------------
GRANTS                                      550,000     (euro) 4,991,580
--------------------------------------------------------------------------------
EXERCISES                                   -88,541       -(euro)803,563
--------------------------------------------------------------------------------
CANCELLATIONS                                     0             (euro) 0
--------------------------------------------------------------------------------
TOTAL OUTSTANDING                           461,459     (euro) 4,188,017
--------------------------------------------------------------------------------

Prices range from(euro)9.0756 to(euro)9.0756, with an Average of(euro)9.0756 Expiration Dates range from 3/26/2004 to 3/26/2004

                                                                        Annex G
                                                                        -------
                                                          Capitalization of UPC





                                                                      As of
                                                                     June 30,
                                                                       2002
                                                                    -----------


Non-restricted cash and cash equivalents.........................      382,775
Short term debt
    Germany......................................................       80,089
    Poland.......................................................       10,120
    Priority Telecom ............................................          653
                                                                    ----------
   Total Short term debt.........................................       90,862
Current portion of long term debt and long term debt.............
    July 1999 Notes..............................................    1,561,479
    October 1999 Notes...........................................    1,044,848
    January 2000 Notes...........................................    1,655,372
    UPC Distribution Bank Facility...............................    3,126,669
    Exchangeable Loan............................................      925,061
    @Entertainment Notes.........................................      370,760
    DIC Loan.....................................................       54,100
    Other........................................................       78,006
                                                                    ----------
    Total current portion of long term debt and long term debt...    8,816,295
Minority interest in subsidiaries................................      148,365
Convertible Preferred Stock......................................    1,574,253
Shareholders' deficit............................................   (4,316,764)
                                                                    ----------
Total capitalization.............................................    6,695,786
                                                                    ==========

                                                                       Annex H
                                                                       -------
                                                 UGC Group Claims and Interests

235,452,209 UPC Ordinary Shares A

        300 UPC Priority Shares

      2,500 UPC Preference Shares A



Warrant to purchase 1,213,898 UPC Ordinary Shares A at (euro)42.546 per share.


$1,225,000,000 (principal amount at maturity) of Belmarken Notes




Amounts owing under that certain Management Services Agreement, made and entered January, 1999, by and between UPC and UGC Holdings, Inc. (f/k/a United International Holdings, Inc.), a Delaware corporation ("UGC Holdings") ($600,000.00 as of July 31, 2002).


Amounts owing under that certain Master Seconded Employee Services Agreement, dated January, 1999, between UGC Holdings and UPC ($3,189,085.93 as of July 31,
2002).


UPC Notes

-------------------------------------------------------------------------------------------------------------------------

                                                                         Principal               Principal Amount
                                                                         Amount                  At Maturity
                                                                       (Senior Notes)          (Senior Discount Notes)
                                                                       --------------          ----------------------
UPC Senior Notes:

UPC 10 7/8% Senior Notes due August 1, 2009                              $241,181,000
UPC 10 7/8% Senior Notes due August 1, 2009 - Euro                  (euro) 69,870,000
UPC 10 7/8% Senior Notes due November 1, 2007                            $56,142,000
UPC 10 7/8% Senior Notes due November 1, 2007 - Euro                (euro) 31,315,000



                                                                         Principal               Principal Amount
                                                                         Amount                  At Maturity
                                                                       (Senior Notes)          (Senior Discount Notes)
                                                                       --------------          ----------------------

UPC 11 1/4% Senior Notes due November 1, 2009                            $125,305,000
UPC 11 1/4% Senior Notes due November 1, 2009 - Euro                (euro) 31,734,000
UPC 11 1/2% Senior Notes due February 1, 2010                             $83,649,000
UPC 11 1/4% Senior Notes due February 1, 2010                            $209,967,000
UPC 11 1/4% Senior Notes due February 1, 2010 - Euro                (euro) 63,528,000

UPC Senior Discount Notes:
UPC 12 1/2% Senior Discount Notes due August 1, 2009                                             $235,200,000
UPC 13 3/8% Senior Discount Notes due November 1, 2009                                           $149,795,000
UPC 13 3/8% Senior Discount Notes due November 1, 2009 - Euro                               (euro) 66,656,000
UPC 13 3/4% Senior Discount Notes due February 1, 2010                                           $334,094,000
-------------------------------------------------------------------------------------------------------------------------


                                      H-2